AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2007

                                                     REGISTRATION NO. 333-______
                                                     REGISTRATION NO. 333-128946
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               (AMENDMENT NO. __)

                              ---------------------

                            INKSURE TECHNOLOGIES INC.
                 (Name of Small Business Issuer in its Charter)

           DELAWARE                        3577                   84-1417774
------------------------------  --------------------------   -------------------
   (State or Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                        1770 N.W. 64TH STREET, SUITE 350
                           FORT LAUDERDALE, FL, 33309
                                 (954) 772-8507
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                      ELIE HOUSMAN, CHIEF EXECUTIVE OFFICER
                        1770 N.W. 64TH STREET, SUITE 350
                           FORT LAUDERDALE, FL, 33309
                                 (954) 772-8507
            (Name, Address and Telephone Number of Agent for Service)

                              ---------------------

                                   Copies to:
                              KENNETH R. KOCH, ESQ.
                 MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.
                        CHRYSLER CENTER, 666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                              ---------------------

     Approximate Date of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED             PROPOSED          AMOUNT OF
     TITLE OF EACH CLASS OF            AMOUNT TO      MAXIMUM OFFERING   MAXIMUM AGGREGATE     REGISTRATION
  SECURITIES TO BE REGISTERED        BE REGISTERED   PRICE PER SHARE (1)   OFFERING PRICE         FEE (1)
  ---------------------------        -------------   -------------------   --------------         -------
Common Stock, $0.01 par value
per share (2)                          6,943,372          $2.05            14,233,912.6          $ 436.981
Common Stock, $0.01 par value
per share (3)                            277,772          $2.05               569,432.6          $  17.481
Common Stock, $0.01 par value
per share (4)                          1,176,471          $2.17            2,552,942.07          $  78.375
Common Stock, $0.01 par value
per share (5)                          2,640,529          $2.05            3,619,334.45          $ 111.113
Common Stock, $0.01 par value
per share (6)                          2,600,000              -                       -                  -
Common Stock, $0.01 par value
per share (7)                             50,000          $2.05                 102,500          $    3.14
Common Stock, $0.01 par value
per share (7)                            100,000          $2.05                 205,000          $  6.2935


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, or the Act, and based on the closing price of the Registrant's common stock on May 11, 2007, as reported on the OTC Electronic Bulletin Board.

(2) These shares of common stock are outstanding and held by various selling securityholders.

(3) These shares of common stock are not outstanding and are issuable upon the exercise of warrants issued in July and September 2002 to various selling securityholders. In accordance with Rule 457(g) of the Act, the offering price of the shares of common stock that are not outstanding and that are issuable upon exercise of warrants to purchase common stock is based on the highest of the following: (a) the price at which such warrants may be exercised, (b) the offering price of securities of the same class included in this registration statement or (c) the price of the common stock as determined in accordance with Rule 457(c) under the Act. See Footnote 1.

(4) These shares of common stock are not outstanding and are issuable upon the exercise of warrants issued in September 2002 to various selling securityholders. See Footnote 3 for the calculation of the proposed maximum offering price per share.

(5) A registration fee of $353.24 was previously paid by the Registrant on or about October 12, 2005 for the registration of 875,000 of the 2,640,529 shares of common stock being registered pursuant to this registration statement. None of these shares of common stock are currently outstanding and are issuable upon the exercise of warrants issued in April 2004 to various selling securityholders. See Footnote 3 for the calculation of the proposed maximum offering price per share.

(6) A registration fee of $1049.65 was previously paid by the Registrant on or about October 12, 2005 for the registration of these shares. These shares of common stock are not outstanding and are issuable upon the conversion of convertible notes issued in September 2005 to various selling securityholders, having a conversion price of $3.00, which amount includes an additional 600,000 shares to account for possible adjustments to the conversion price.

(7) These shares of common stock are not outstanding and are issuable upon the exercise of warrants issued to certain selling security holders in connection with services rendered. See Footnote 3 for the calculation of the proposed maximum offering price per share.

                              ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on earlier registration statements. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as a post-effective amendment to, Registration Statement Nos. 333-128946. Any of the previously registered securities that are or were offered or sold before the effective date of this registration statement shall not be included in any prospectus hereunder.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                       SUBJECT TO COMPLETION, DATED MAY 15, 2007

                                   PROSPECTUS

                            INKSURE TECHNOLOGIES INC.

                        13,788,144 SHARES OF COMMON STOCK

     We are registering up to 13,788,144 shares of our common stock, par value $0.01 per share, for sale by certain securityholders of our company identified in this prospectus. These securityholders are referred to throughout this Prospectus as "selling securityholders."

     For a list of the selling securityholders, please refer to the "Selling Securityholders" section of this Prospectus. These selling securityholders who wish to sell their shares of our common stock may offer and sell their shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sales of shares by the selling securityholders but we may receive funds from the exercise of their warrants.

     Our common stock is currently listed on the OTC Electronic Bulletin Board under the symbol "INKS.OB." On May 11, 2007, the last reported sale price of our common stock on the OTC Electronic Bulletin Board was $2.05 per share.

     Our principal executive offices are located at 1770 N. W. 64th Street, Suite 350, Fort Lauderdale, Florida 33309 USA, and our telephone number at such address is (954) 772-8507.

     OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 BEFORE YOU DECIDE TO PURCHASE ANY COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS MAY [____], 2007.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             1

RISK FACTORS                                                                   4

USE OF PROCEEDS                                                               13

SELLING SECURITYHOLDERS                                                       13

PLAN OF DISTRIBUTION                                                          21

LEGAL PROCEEDINGS                                                             23

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS                             23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                25

DESCRIPTION OF CAPITAL STOCK                                                  26

INTEREST OF NAMED EXPERTS AND COUNSEL                                         28

LEGAL MATTERS                                                                 28

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES                                                  29

BUSINESS                                                                      30

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     39

DESCRIPTION OF PROPERTY                                                       44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                44

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      44

EXECUTIVE COMPENSATION                                                        47

HOW TO OBTAIN MORE INFORMATION ABOUT INKSURE TECHNOLOGIES INC                 50

FINANCIAL STATEMENTS                                                         F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE                                                    51

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS                              P-1

SIGNATURES                                                                   S-1

                                   ----------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING US AND THE SECURITIES BEING OFFERED FOR SALE BY MEANS OF THIS PROSPECTUS AND OUR FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. THE SUMMARY HIGHLIGHTS ALL MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.

                      SUMMARY OF INKSURE TECHNOLOGIES INC.

GENERAL

     We develop, market and sell customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. We operate within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. The World Customs Organization estimates that the trade in fakes is currently worth about $512 billion, or 7%, of the world's trade. In the United States, the Bureau of Customs and Border Protection estimates that counterfeiting costs the United States $200 billion annually.

     Our products are based on two principal technologies - customizable security inks that are suitable for almost every type of digital and impact printing on a wide variety of surfaces or substrates (e.g., paper documents, plastic identification cards, packaging materials and labels), and a sophisticated "full-spectrum" reader that uses proprietary software to quickly analyze marks printed with our specialty inks. Our security solutions are considered to be covert because our specialty inks are indistinguishable from standard non-security inks and are easily incorporated into variable and fully personalized data on documents, products, product labels, packaging, and designs.

     Our ink-based products provide a customized solution by creating a unique chemical code for each product line or document batch that can only be authenticated by our reader. We have applied for five patents related to the radio frequency identification, or RFID, technology being developed by us. We are also seeking protection under the Patent Cooperation Treaty. See "Business
- Emerging Technology" and "Business - Patents and Proprietary Technology."

     We are currently working on the development of next-generation RFID technology that is being designed to enable low-cost tagging of items. This RFID technology is being designed to permit "no line of sight" identification and will be suitable for a variety of applications, including authentication, supply chain management, proof of ownership, and life cycle information. If successfully developed, we believe that such technology could eventually replace the familiar barcode technology and other electronic article surveillance solutions currently available. See "Business - Research and Development" and "Business - Emerging Technology."

CORPORATE HISTORY

     We were incorporated under the laws of the state of Nevada on April 22, 1997 under the name "Lil Marc, Inc." We were incorporated as a development stage enterprise in the baby products industry to develop, manufacture and market the "Lil Marc," a plastic toilet training device for young boys. Pursuant to an agreement and plan of merger, dated as of July 5, 2002, a wholly owned subsidiary of Lil Marc, Inc., LILM Acquisition Corp., a Delaware corporation, merged with and into InkSure Technologies Inc., a Delaware corporation, or InkSure Delaware. InkSure Delaware was the surviving corporation in the merger and became a wholly owned subsidiary of Lil Marc, Inc.

     Pursuant to the merger agreement, each share of InkSure Delaware common stock outstanding immediately prior to the effective date of the merger was converted into the right to receive one share of our common stock. The total number of issued and outstanding shares of our common stock was 11,982,166 immediately after giving effect to the merger and a reverse stock split that was consummated on October 23, 2002.

     As a result of the merger, the former stockholders of InkSure Delaware held, immediately after the merger, approximately 88.0% of the issued and outstanding shares of our common stock; the remaining 12.0% of the issued and outstanding shares of our common stock were held by the stockholders who held our common stock immediately before the merger became effective. On a fully diluted basis, the former holders of securities of InkSure Delaware held, immediately after the merger, approximately 90.5% of the shares of Lil Marc, Inc. common stock.

     Pursuant to the merger agreement, all outstanding options and warrants to purchase shares of InkSure Delaware common stock were exchanged or converted into options and warrants to purchase shares of our common stock on the same terms and conditions as were in effect prior to the effective date of the merger. The options and warrants issued with respect to such exchanged options and warrants are exercisable for such number of shares of our common stock equal to the number of whole shares of InkSure Delaware common stock subject to each such exchanged option or warrant immediately prior to the effective date of the merger. The per share exercise price of options and warrants issued by us with respect to the exchanged options and warrants remained unchanged from the per share exercise price of the exchanged options and warrants. Upon consummation of the merger, our board of directors and management resigned and were replaced by InkSure Delaware's board of directors and management, and we began to carry on InkSure Delaware's business activities.

     On October 28, 2002, we also filed an amendment to our Articles of Incorporation to, among other things, change our name from "Lil Marc, Inc." to "InkSure Technologies Inc." Effective on October 30, 2002, the OTC Bulletin Board stock symbol for our common stock was changed from "LILM" to "INKS." We conduct our operations with and through our direct and indirect subsidiaries, InkSure Inc., a Delaware corporation formed in March 2000, IST Operating Inc., a Delaware corporation formed in May 2000 (formerly known as InkSure Technologies Inc. and referred to throughout this Prospectus as InkSure Delaware), and InkSure Ltd., which was formed in December 1995 under the laws of Israel. We also have a subsidiary, InkSure RF Inc., a Delaware corporation formed in March 2000, which does not currently conduct any operations.

     On July 8, 2003, we reincorporated as a Delaware corporation by merging with and into a newly-formed, wholly-owned subsidiary.

     This Prospectus relates to the offer of up to 13,788,144 shares of common stock, $.01 par value per share, of InkSure Technologies Inc. by the stockholders identified under "Selling Securityholders" in this Prospectus. The shares of common stock offered by this Prospectus include (i) 1,176,471 shares of common stock issuable upon the exercise of warrants issued to various investors in September 2002, at an exercise price of $2.17 per share, (ii) 277,772 shares of common stock issuable upon the exercise of warrants issued to various selling securityholders, at an exercise price of $1.61 per share, (iii) 2,640,529 shares of common stock issuable upon the exercise of warrants issued to various investors in April 2004 at an exercise price of $1.00 per share, (iv) 2,600,000 shares of the Common Stock issuable upon the conversion of convertible notes issued to investors on September 30, 2005 having a conversion price of $3.00 per share, which amount includes an additional 600,000 shares to account for possible adjustments to the conversion price, (v) 150,000 shares of common stock issuable upon the exercise of warrants issued by us to selling security holders in connection with services rendered, 50,000 of which have an exercise price of $1.40 per share and 100,000 of which have an exercise price of $1.6 per share; and (vi) 6,943,372 shares of common stock issued and outstanding and held by various securityholders.

                             SUMMARY OF THE OFFERING



SHARES OF COMMON    15,924,941 (1)
STOCK OUTSTANDING
BEFORE THE OFFERING

SHARES OF COMMON     6,943,372 shares of our common stock
STOCK OFFERED BY
SELLING
SECURITYHOLDERS

SHARES OF COMMON     4,244,772 shares of our common stock
STOCK UNDERLYING
WARRANTS OFFERED
BY SELLING
SECURITYHOLDERS

SHARES OF COMMON    2,600,000 shares of our common stock
STOCK UNDERLYING
CONVERTIBLE NOTES
OFFERED BY
SELLING
SECURITYHOLDERS

USE OF PROCEEDS     We will not receive any of the proceeds from the sale of the common stock offered by the selling securityholders.
                    However, we may receive an aggregate of $5,870,683.99 upon the exercise of all the warrants held by the selling securityholders if such warrants are exercised for cash.
                    Such funds, if any, will be used for working capital and general corporate purposes.

RISK FACTORS        The shares offered hereby involve a high degree of risk. You should carefully consider the information set forth in the "Risk Factors" section beginning on page 4 of this Prospectus as well as other information set forth in this Prospectus, including our financial statements and the notes contained therein.

PLAN OF             The offering of our shares of common stock is being made by
DISTRIBUTION        securityholders of our company who may wish to sell their
                    shares. Sales of our common stock may be made by the selling securityholders in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices.

OTCBB TRADING       "INKS.OB"
SYMBOL

(1)  As of May 11, 2007.

                                  RISK FACTORS

     INVESTING IN OUR STOCK IS HIGHLY SPECULATIVE AND RISKY. YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH ANY OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN, INCLUDING IN CONJUNCTION WITH FORWARD-LOOKING STATEMENTS MADE HEREIN. IF ANY EVENT OR CIRCUMSTANCE DESCRIBED IN THE FOLLOWING RISK FACTORS ACTUALLY OCCURS, IT COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WHICH WE FACE. THERE MAY BE ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THOSE WE CURRENTLY BELIEVE ARE IMMATERIAL WHICH COULD ALSO HAVE A NEGATIVE IMPACT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

WE HAVE A HISTORY OF OPERATING LOSSES AND NEGATIVE CASH FLOWS AND THUS MAY NOT BE PROFITABLE IN THE FUTURE.

     We have incurred substantial losses and negative cash flows since our inception. We had an accumulated deficit of approximately $15,099,000 at December 31, 2006 and had a working capital (current assets less current liabilities) of approximately $3,035,000 at December 31, 2006. We incurred losses of approximately $3,112,000 for the year ended December 31, 2006.

     We expect to spend significant amounts to enhance our products and services, develop further sales and operations, and fund expansion. As a result, we will need to generate significant revenue to break even or achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

     Our operating expense levels are based on internal forecasts for future demand and not on firm customer orders for products or services. Our results may be affected by fluctuating demand for our products and services from one quarter to the next and by increases in the costs of components acquired from suppliers.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

     InkSure Delaware was formed in May 2000. We have a limited operating history on which to base an evaluation of our business and prospects. Our revenue and income potential are unproven. An investor must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages, particularly companies with limited capital in new and rapidly evolving markets. These risks and difficulties include our ability to develop our infrastructure; attract and maintain a base of end users; develop and introduce desirable products and services; provide customer support, personnel, and facilities to support our business; establish and maintain strategic relationships; and respond effectively to competitive and technological developments. Our business strategy may not be successful or may not successfully address any of these risks or difficulties.

IF WE CONTINUE TO RELY ON TWO MAJOR CUSTOMERS FOR MOST OF OUR REVENUES, THE LOSS OF SUCH CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

     For the fiscal year ended December 31, 2006, sales to two of our customers in the United States accounted for approximately 58% of our revenues. The loss of this customers, or any other customer that accounts for a significant portion of our revenues from time to time, could adversely affect our business, operating results and financial condition due to the substantial decrease in revenue such loss would represent.

IF OUR PRODUCT OFFERINGS ARE NOT ACCEPTED BY THE MARKET, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We generate all of our revenue from sales of products relating to the "authentication industry." The market for providing these products and services is highly competitive and is affected by the introduction of new products and services that compete with the products and services offered by us. Demand for these products and services could be affected by numerous factors outside our control, including, among others, market acceptance by prospective customers, the introduction of new or superior competing technologies or products and services that are available on more favorable pricing terms than those being offered by us, and the general condition of the economy. Any market acceptance for our products and services may not develop in a timely manner or may not be sustainable. New or increased competition may result in market saturation, more competitive pricing, and lower margins. Our business, operating results and financial condition would be materially and adversely affected if the market for our products and services fails to grow, grows more slowly than anticipated, or becomes more competitive or if targeted customers do not accept our products and services and we experience a corresponding reduction in revenues, a higher loss and a failure to generate substantial revenues in the future.

WE HAVE A LONG AND VARIABLE SALES CYCLE WHICH CAN RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR REVENUE FROM QUARTER TO QUARTER.

     The sales cycle of our products, which is the period of time between the identification of a potential customer and completion of the sale, is typically long and subject to a number of significant risks over which we have little control. As our operating expenses are based on anticipated revenue levels, a small fluctuation in the timing of sales can cause our quarterly operating results to vary significantly from period to period. If revenue falls significantly below anticipated levels, our business would be seriously harmed. Investors can also anticipate uneven revenue results, which may be reflected in a volatile market price for our stock.

WE FACE POTENTIAL LIABILITY DUE TO PRODUCT DEFECTS AND MAY INCUR SIGNIFICANT LIABILITIES IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS.

     Authentication products as complex as those offered by us may contain undetected errors or defects when first introduced or as new versions are released. Despite testing by us and by current and potential customers, errors may be found in new authentication products after commencement of commercial shipments resulting in product recalls and market rejection of our authentication products and resulting in damage to our reputation, as well as lost revenue, diverted development resources and increased support costs. In addition, our product liability insurance, if any, may be insufficient to cover claims related errors or defects in our authentication products.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO COMPETE IN THE AUTHENTICATION MARKET.

     Our performance and ability to compete are dependent to a significant degree on our proprietary technology. We regard protection of our proprietary rights as critical to our success, and rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We currently hold one pending patent in the United States and we have been issued two patents in Israel relating to our technology of marking documents for the purpose of authentication.

     With respect to the RFID technology being developed by us, we have filed five patent families related to various aspects of the RFID technology. Two of our patent families have been already matured into patents granted in United States, France, Germany, Switzerland and United Kingdom. Our third patent family has been matured into a patent granted in the United States, while it is still being examined in Europe. Regarding our forth patent family, we have recently filed an International Patent Application (PCT). In addition, regarding our fifth patent family, we have only recently filed a Provisional Patent Application with the United Stated Patent and Trademark Office.

     We are also seeking protection under the Patent Cooperation Treaty. We may file for additional patents as we determine appropriate. A patent may not be issued with respect to any patent application filed by us or the scope of any claims granted in any patent may not provide meaningful proprietary protection or a competitive advantage to us. The validity or enforceability of patents which may be issued or licensed to may be challenged by others and, if challenged, may not be upheld by a court. In addition, competitors may be able to circumvent any patents that may be issued or licensed to us. Due to our reliance on our proprietary technology, our inability to protect our proprietary rights adequately would have a material adverse effect on us.

     We generally have entered into agreements containing confidentiality and nondisclosure provisions with our employees and consultants and limits access to and distribution of our documentation and other proprietary information. However, the steps taken by us may not prevent misappropriation of our technology and agreements entered into for that purpose may not be enforceable.

     Notwithstanding the precautions taken by us, a third party may be able to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. Policing unauthorized use of our technology is difficult. The laws of other countries may afford us little or no effective protection of our intellectual property. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available. In the future, we may also need to file lawsuits to enforce our intellectual property rights, protect our trade secrets, and determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could have a material adverse effect on our business, operating results, and financial condition due to the substantial costs and diversion of resources.

     In addition, we have entered into several agreements pursuant to which we have granted third parties broad, exclusive rights to distribute and sell certain of our technology, subject to customary provisions governing confidentiality and nondisclosure. Failure of these third parties to effectively market products and services based upon our technology could have a material adverse effect on our business, operating results, and financial condition due to the lack of revenues expected to be generated from such agreements.

WE WILL HAVE TO KEEP PACE WITH NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE IN ORDER TO REMAIN COMPETITIVE IN THE MARKETPLACE.

     If we are able to sufficiently penetrate the market with our products and services, our future success will depend upon our ability to keep pace with technological developments and respond to evolving customer demands. Failure to anticipate or respond adequately to technological developments or significant delays in product development could damage our potential position in the marketplace and could have a material adverse effect on our business, operating results, and financial condition. With our current limited financial and technical resources, we may not be able to develop or market new products, services or enhancements to our existing product and service offerings. It is possible that we could experience significant delays in these endeavors. Any failure to successfully develop and market products and services and product and service enhancements could have a material adverse effect on our business, operating results and financial condition. See "Business Risk Factors - If our product offerings are not accepted by the market, our business may be adversely affected."

WE FACE COMPETITION AND PRICING PRESSURES FROM LARGER, WELL FINANCED AND MORE RECOGNIZED COMPANIES AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE WITH SUCH COMPANIES.

     The market for our products and services is highly competitive. Many of our competitors have far greater financial, human, and other resources. Barriers to entry in our business are relatively insubstantial and companies with substantially greater financial, technical, marketing, manufacturing and human resources, as well as those with far greater name recognition than us, may also attempt to enter the market. We believe that our ability to compete depends on our technology and price, as well as on our distribution channels and the quality of products and services. If we do not successfully compete, we will not generate significant revenues or profits.

WE DEPEND ON THIRD PARTIES FOR INFRASTRUCTURE AND SUPPLIES, THE LOSS OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     With regard to our products, we are dependent in part on the availability of equipment, supplies and services provided by independent third parties. Currently we use a limited number of suppliers in order to take advantage of volume discounts. If one of our suppliers were unable to meet our supply demands and we could not quickly replace the source of supply, it could have a material adverse effect on our business, operating results and financial condition, for reasons including a delay of receipt of revenues and damage to our business reputation.

THE SUCCESS OF OUR JOINT VENTURES IS DEPENDENT ON THE PERFORMANCE OF OUR JOINT VENTURE PARTNERS OF THEIR CONTRACTUAL OBLIGATIONS.

     We enter into various joint ventures as part of our marketing and sales efforts. Success of these joint ventures depends largely on the satisfactory performance by our partners of their contractual obligations. If our joint venture partners fail to perform their contractual obligations as a result of financial or other difficulties, our revenues will decline as a result of reduced revenues and we may be required to make additional investments towards our sales and marketing efforts. These lost revenues and additional investment obligations could result in reduced profits or in losses for us.

WE DEPEND ON OUR SENIOR MANAGEMENT AND KEY EMPLOYEES, THE LOSS OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     Our success depends to a large degree upon the skills of our senior management team and current key employees and upon our ability to identify, hire, and retain additional sales, marketing, technical and financial personnel. We may be unable to retain our existing key personnel or attract and retain additional key personnel. We do not maintain key person life insurance for any of our officers or key employees. We require our executives and key employees to enter non-competition agreements with us. Due to our reliance on our senior management and key employees, the loss of any of our key executives, the use of proprietary or trade secret data by former employees who compete with us, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating results and financial condition.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN AND SUCH MISMANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO GROW.

     We anticipate a period of significant growth in connection with expansion of our marketing efforts and business. The resulting strain on our managerial, operational, financial, and other resources could be significant and could render our increased marketing efforts useless. Our ability to manage our growth effectively will require us to continue to improve our operations, financial and managerial controls, reporting systems and procedures. If we are successful in achieving our growth plans, such growth is likely to result in increased responsibility for our management; and our management may not be able to successfully manage such growth due to their lack of experience in managing companies of our size.

OUR RESEARCH AND DEVELOPMENT EFFORTS FOR NEW PRODUCTS MAY BE UNSUCCESSFUL.

     We incur significant research and development expenses to develop new products and technologies in an effort to maintain our competitive position in a market characterized by rapid rates of technological advancement. There can be no assurance that any of these products or technologies will be successfully developed or that, if developed, will be commercially successful. In the event that we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and technologies. Any failure to translate research and development expenditures into successful new product introductions could have an adverse effect on our business.

     We are focusing on new RFID technology product development. If we are unable to commercialize this product or any other product that we may pursue in the future, or experience significant delays or unanticipated costs in doing so, our business will be materially harmed.

     We are focusing on development of a new RFID product utilizing unproven technology. We may spend significant amounts on attempting to develop the product and there is no assurance that such product will be successfully developed or, if developed, that we will be able to commercialize this product. As with any effort at new product development, we may experience significant delays. Accordingly, we may spend significant time, management resources and money on the RFID product with nothing to show for it.

WE ARE CURRENTLY IN A GROWTH STAGE AND MAY NOT BE ABLE TO FULFILL LARGE ORDERS.

     We have no history of fulfilling large orders. As we begin to receive significant orders for our products, we will be required to fulfill such orders and implement substantial projects. We have little experience doing so and doing so will strain our resources and require us to develop new capabilities and expand existing ones. These include managerial and administrative structure, sales and marketing activities, financial systems and personnel recruitment.

     As a result, there can be no assurance that we will be able to timely fulfill large orders. Failure to do so could materially and adversely affect our business reputation, impede future sales and place a significant strain on senior management.

OUR SPECIALTY INKS INCLUDE VARIOUS CHEMICALS AND ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS, FOR WHICH WE COULD INCUR SIGNIFICANT LIABILITIES FOR PROBLEMS RELATING TO THEIR SHIPPING AND STORAGE.

     Our operations are subject to federal, state, local, and foreign environmental laws and regulations. Our specialty inks include various chemicals, some of which may be hazardous substances and subject to various government regulations relating to our transfer, handling, packaging, use, and disposal. We may store these chemicals or inks at our facilities in the United States and Israel, and a shipping company ships them at our direction. We could face potential liability for problems that may arise when we store or ship these inks or chemical components. To the extent future laws and regulations are adopted or interpretations of existing laws and regulations change, new requirements may be imposed on our future activities or may create liability retroactively. Failure to comply with applicable rules and regulations could subject us to monetary damages and injunctive action, which could have a material adverse effect on our business, financial condition or results of operations.

SOME OF OUR PRODUCTS IN DEVELOPMENT WILL BE SUBJECT TO GOVERNMENT REGULATION OF RADIO FREQUENCY TECHNOLOGY WHICH COULD CAUSE A DELAY OR INABILITY TO INTRODUCE SUCH PRODUCTS IN THE UNITED STATES AND OTHER MARKETS.

     The rules and regulations of the United States Federal Communications Commission, or the FCC, limit the radio frequency used by and level of power emitting from electronic equipment. Our scanning device and the next-generation radio frequency technology scanning equipment will be required to comply with these FCC rules which may require certification, verification or registration of the equipment with the FCC. Currently we do not have FCC approval for our equipment. Certification and verification of new equipment requires testing to ensure the equipment's compliance with the FCC's rules. The equipment must be labeled according to the FCC's rules to show compliance with these rules. Testing, processing of the FCC's equipment certificate or FCC registration, and labeling may increase development and production costs and could delay introduction of our verification scanning device and next-generation radio frequency technology scanning equipment into the United States' market. Electronic equipment permitted or authorized to be used by the FCC through our certification or verification procedures must not cause harmful interference to licensed FCC users, and it is subject to radio frequency interference from licensed FCC users. Selling, leasing or importing non-compliant equipment is considered a violation of FCC rules and federal law and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could subject us to monetary action or an injunction and could have a material adverse effect on our business, operating results and financial condition. In addition, certain other countries may impose similar or more burdensome regulations.

WE ARE A CO-DEFENDANT IN A LITIGATION, AND WE COULD INCUR LIABILITIES IN DEFENSE OF THIS LAWSUIT OR IN DAMAGES IF OUR DEFENSE IS UNSUCCESSFUL.

     On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel Aviv-Jaffa, Israel, against Supercom Ltd. (InkSure Delaware's former parent company) and InkSure Ltd. seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes, INTER ALIA: (a) breach of a confidentiality agreement between the plaintiff and Supercom; (b) unjust enrichment of Supercom and InkSure Ltd.; (c) a breach of fiduciary duties owed to the plaintiff by Supercom and InkSure Ltd.; and (d) a tort of misappropriation of trade secret and damage to plaintiff's property. As part of its complaint, Secu-Systems sought, among other things, an injunction and a 50% share of profits from the printing method at issue.

     On March 15, 2006, the court rendered a decision (i) denying the claim for breach of contract; (ii) finding that there was a misappropriation of trade secret, but not assessing any damages with respect thereto; (iii) requiring the defendants to cease all activities involving the use of any confidential information; and (iv) awarding the plaintiff reimbursement of the costs of the litigation in the amount of NIS 130,000 ($30,800), plus interest and VAT, which the defendants intend to split equally. Both the plaintiff and the defendants have filed an appeal and are awaiting to the court's decision. InkSure recorded in its 2006 financial statements a provision of NIS 65,000 ($15,400).

CONDITIONS IN ISRAEL AFFECT THE OPERATIONS OF OUR SUBSIDIARY IN ISRAEL AND MAY LIMIT OUR ABILITY TO SELL OUR PRODUCTS AND SERVICES.

     InkSure Ltd., our principal operating subsidiary, is incorporated under Israeli law and its principal office, manufacturing facility and research and development facility are located in Israel. Political, economic and military conditions in Israel directly affect InkSure Ltd.'s operations. Since the establishment of the state of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite negotiations to effect peace between Israel and its Arab neighbors, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip, negotiations between Israel and the Palestinian Authority have ceased and there has been increased military activity characterized by some as war. Violence has spread to Jerusalem and areas near Tel Aviv. Furthermore, several countries still restrict trade with Israeli companies, which may limit our ability to make sales, or purchase components from, in those countries. Any future armed conflict, political instability, continued violence in the region or restrictions could limit our ability to operate our business and could have a material adverse effect on our business, operating results and financial condition.

OUR OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF MANAGEMENT OR KEY PERSONNEL OF INKSURE LTD. TO PERFORM MILITARY SERVICE.

     Generally, all male adult citizens and permanent residents of Israel under the age of 45 are, unless exempt, obligated to perform up to 36 days of military reserve duty annually. Additionally, all Israeli residents of this age are subject to being called to active duty at any time under emergency circumstances. Some of the officers and employees of InkSure Ltd. are currently obligated to perform annual reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of InkSure Ltd.'s officers or key employees due to military service. Any such disruption could limit our ability to operate our business and could affect our business, results and financial condition.

UNDER CURRENT ISRAELI LAW, INKSURE LTD. MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE WHICH COULD HAVE A NEGATIVE EFFECT ON OUR OPERATIONS IN ISRAEL.

     InkSure Ltd. has non-competition agreements with all of its employees. These agreements prohibit its employees, if they cease working for InkSure Ltd., from directly competing with it or working for its competitors, generally, for up to twelve months. However, we have been advised by our Israeli counsel, Yossi Avraham, Arad & Co., that Israeli courts are reluctant to enforce non-compete undertakings of former employees.

FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE UNITED STATES DOLLAR AND FOREIGN CURRENCIES MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     We incur expenses for our operations in Israel in new Israeli shekels (NIS) and translate these amounts into United States dollars for purposes of reporting consolidated results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we hold foreign currency balances, primarily Israeli shekels, that will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, affecting our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price. In addition, future currency exchange losses may increase if we become subject to exchange control regulations restricting our ability to convert local currencies into United States dollars or other currencies.

WE ARE EXPOSED TO SPECIAL RISKS IN FOREIGN MARKETS WHICH MAY RESTRICT OUR ABILITY TO CONVERT LOCAL CURRENCY INTO UNITED STATES DOLLARS OR ISRAELI SHEKELS AND THEREBY FORCE US TO CURTAIL OUR BUSINESS OPERATIONS.

     In conducting our business in foreign countries, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. These risks range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by it in their countries into United States dollars or other currencies, or to take those dollars or other currencies out of those countries.

UNDER ISRAELI LAW, OUR STOCKHOLDERS MAY FACE DIFFICULTIES IN THE ENFORCEMENT OF CIVIL LIABILITIES AGAINST OUR SUBSIDIARY INKSURE LTD., ITS OFFICERS, DIRECTORS OR PROFESSIONAL ADVISORS.

     InkSure Ltd. is incorporated under Israeli law and its principal office, manufacturing facility and research and development facility are located in Israel. Certain of the directors and InkSure Ltd.'s professional advisors are residents of Israel or otherwise reside outside of the United States. All or a substantial portion of the assets of such persons are or may be located outside of the United States. It may be difficult to effect service of process within the United States upon InkSure Ltd. or upon any such directors or professional advisors or to realize in the United States upon judgments of United States' courts predicated upon civil liability of InkSure Ltd. or such persons under United States federal securities laws. InkSure Ltd. has been advised by our Israeli counsel, Yossi Avraham, Arad & Co., that Israeli courts may not (i) enforce judgments of United States' courts obtained against InkSure Ltd. or such directors or professional advisors predicated solely upon the civil liabilities provisions of United States' federal securities laws, or (ii) impose liabilities in original actions against InkSure Ltd. or such directors and professional advisors predicated solely upon such United States' laws. However, subject to certain time limitations, Israeli courts will enforce foreign (including United States) final executory judgments for liquidated amounts in civil matters, obtained after due trial before a court of competent jurisdiction which recognizes similar Israeli judgments, provided that (1) due process has been observed, (2) such judgments or the execution thereof are not contrary to Israeli law, public policy, security or sovereignty, (3) such judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties and (4) an action between the same parties in the same matter is not pending in any Israeli court at the time the law suit is instituted in the foreign court.

WE HAVE A STOCKHOLDER THAT IS ABLE TO EXERCISE SUBSTANTIAL INFLUENCE OVER US AND ALL MATTERS SUBMITTED TO OUR STOCKHOLDERS WHICH MAY MAKE US DIFFICULT TO BE ACQUIRED AND LESS ATTRACTIVE TO NEW INVESTORS.

     ICTS International, N.V. and its affiliates beneficially own, as of May 11, 2007, 4,515,555 shares of our common stock, representing approximately 28.36% of our outstanding common stock. Such ownership interest gives ICTS and its affiliates substantial influence over the outcome of all matters submitted to our stockholders, including the election of directors and the adoption of a merger agreement, and such influence could make us a less attractive acquisition or investment target.

OUR CERTIFICATE OF INCORPORATION CONTAINS ANTI-TAKEOVER PROVISIONS WHICH COULD ADVERSELY AFFECT THE VOTING POWER OR OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock and our board of directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Such authority, together with certain provisions of Delaware law and of our certificate of incorporation and bylaws, may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for the common stock at a premium over the market price and may adversely affect the market price, and the voting and other rights of the holders of the common stock. Although we have no present intention to issue any additional shares of our preferred stock, we may do so in the future. The board of directors of a Delaware corporation may issue rights, options, warrants or other convertible securities, (hereinafter the "rights"), entitling the holders of the rights to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the board of directors. Our board of directors is free, subject to their fiduciary duties to stockholders, to structure the issuance or exercise of the rights in a manner which may exclude "significant stockholders," as defined, from being entitled to receive such rights or to exercise such rights or in a way which may effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing contained in our certificate of incorporation will prohibit our board of directors from using these types of rights in this manner.

WE HAVE NEVER PAID COMMON STOCK DIVIDENDS AND ARE UNLIKELY TO DO SO FOR THE FORESEEABLE FUTURE.

     We have never paid cash or other dividends on our common stock. It is our intention to retain any earnings to finance the operation and expansion of our business, and therefore, we do not expect to pay any cash dividends on our common stock in the foreseeable future.

THE TRADING OF OUR COMMON STOCK IS VOLATILE WHICH MAY PREVENT A STOCKHOLDER FROM SELLING ITS STOCK AT THE TIME OR PRICE THEY DESIRE.

     Our common stock is traded on the over-the-counter market with quotations published on the NASD OTC Bulletin Board under the symbol "INKS". The trading volume of our common stock historically has been limited and sporadic, and the stock prices have been volatile. For example, during the 52 weeks prior to April 27, 2007, our common stock traded at prices ranging from $3.80 to $1.22. As a result of the limited and sporadic trading activity, the quoted price for our common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which our common stock will trade in the future may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, quarterly variations in our operating results (which have historically been, and we expect to continue to be, substantial) and actual or anticipated announcements of new products or services by us, other business partners, or competitors as well as the number of shares available for sale in the market.

"PENNY STOCK" RULES MAY RESTRICT THE MARKET FOR OUR COMMON STOCK AND MAY AFFECT OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES IN THE SECONDARY MARKET.

     Our common stock is subject to rules promulgated by the Securities and Exchange Commission, or the Commission, relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq small-cap or national market systems, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our common stock and may affect the secondary market for our common stock. These rules could also hamper our ability to raise funds in the primary market for our common stock and may affect our stockholders' ability to sell their shares in the secondary market.

THE NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE REPRESENTS NEARLY ALL OF OUR OUTSTANDING COMMON STOCK AND THUS MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK.

     Of the 15,924,941 shares of common stock held by our present stockholders as of May 11, 2007, 7,095,645 shares may be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not our affiliate and who has satisfied a two-year holding period. Following the registration of 6,943,372 shares of common stock by this Prospectus only 152,273 shares of our common stock may be available for public sale pursuant to rule 144. In addition, 3,500,000 shares of common stock underlying both current options to purchase our common stock and future issuances of options to purchase our common stock are being registered for resale. The substantial number of shares eligible for sale could cause our common stock price to be less than it would be in the absence of such an offering, whether or not such shares are actually sold, and sales of a significant number of such shares at any one time could further decrease our stock price.

WE WILL FACE A NEED FOR ADDITIONAL CAPITAL AND MAY NEED TO CURTAIL OUR OPERATIONS IF IT IS NOT AVAILABLE.

     We believe that our current cash and cash equivalents will satisfy our operating capital needs for at least the next twelve months based upon our currently anticipated business activities. On September 30, 2005, we completed a private placement of convertible notes in the aggregate principal amount of $6,000,000. However, we will need additional capital, if we undertake large projects. Our need for additional capital to finance our operations and growth will be greater should, among other things, our revenue or expense estimates prove to be incorrect. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which would adversely affect our prospects, business, operating results and financial condition by forcing us to curtail our operations or not pursue opportunities which present themselves.

OUR CONVERTIBLE DEBT HAS A FULL RATCHET ANTI-DILUTION PROVISION, WHICH, IF TRIGGERED, COULD SIGNIFICANTLY DILUTE OUR STOCKHOLDERS.

     On September 30, 2005, we completed a private placement of convertible notes in the aggregate principal amount of $6,000,000. The convertible notes are convertible into shares of our common stock at an initial conversion price of $3.00 per share. Based on this initial conversion price we would issue approximately 2,000,000 shares of common stock upon conversion in full of the $6,000,000 of convertible notes. The convertible notes contain a full ratchet anti-dilution provision, which provides, unlike a more traditional weighted average anti-dilution provision, that if we issue convertible or equity securities in the future (subject to certain exceptions) at a price per share less than the conversion price, the conversion price of the convertible notes will be automatically adjusted down to that lesser price. In such case, the number of shares into which the convertible note is convertible would increase correspondingly. By way of example only, if the price per share of common stock were to fall to $2.30, and the Company were to issue securities at such reduced price, the conversion price of the convertible notes would be automatically adjusted down to $2.30 per share, and the number of shares into which the convertible notes would be convertible would increase from 2,000,000 shares to 2,608,695. Accordingly, if we trigger the full ratchet anti-dilution provision, our stockholders could suffer substantial dilution.

THE NUMBER OF SHARES OF COMMON STOCK WHICH ARE AVAILABLE FOR SALE UPON EXERCISE OF OUR OUTSTANDING WARRANTS OR CONVERSION OF OUR OUTSTANDING CONVERTIBLE NOTES IS SIGNIFICANT IN RELATION TO OUR CURRENTLY OUTSTANDING COMMON STOCK AND COULD CAUSE DOWNWARD PRESSURE ON THE MARKET PRICE FOR OUR COMMON STOCK.

     The number of shares of common stock registered for resale upon exercise of our outstanding warrants or conversion of our outstanding convertible notes is significant in relation to the number of shares of common stock currently outstanding. If those securityholders determine to sell a substantial number of shares into the market at any given time, there may not be sufficient demand in the market to purchase the shares without a decline in the market price for our common stock. Moreover, continuous sales into the market of a number of shares in excess of the typical trading volume for our common stock, or even the availability of such a large number of shares, could depress the trading market for our common stock over an extended period of time.

IF PERSONS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON EXERCISE OF OUR OUTSTANDING WARRANTS OR CONVERSION OF OUR OUTSTANDING CONVERTIBLE NOTES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

     Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants or conversion of our outstanding convertible notes could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise or conversion, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by the selling securityholders. However, we may receive an aggregate of $5,870,683.99 upon the exercise of all the warrants held by the selling securityholders if such warrants are exercised for cash. Such funds, if any, will be used for working capital and general corporate purposes. Pending such use of the proceeds, they will be invested in short-term, interest bearing securities or money market funds. As of the date of this Prospectus, we have received no firm commitments for the exercise of such warrants.

                             SELLING SECURITYHOLDERS

     The selling securityholders identified below are offering, in the aggregate, 13,788,144 of their shares of common stock, consisting of the following:

     o 1,176,471 shares of common stock issuable upon the exercise of warrants issued to various investors in September 2002, at an exercise price of $2.17 per share;

     o An aggregate amount of 277,772 shares of common stock issuable upon the exercise of warrants issued to Commonwealth Associates, L.P. on each of July 7, 2002, July 31, 2002 and September 6, 2002, at an exercise price of $1.61 per share;

     o 2,640,529 shares of common stock issuable upon the exercise of warrants issued to various investors on April 8, 2004, at an exercise price of $1.00 per share;

     o 2,600,000 shares of the common stock issuable upon the conversion of convertible notes issued to investors on September 30, 2005 having a conversion price of $3.00 per share, which amount includes an additional 600,000 shares to account for possible adjustments to the conversion price;

     o 50,000 shares of common stock issuable upon the exercise of warrants issued to Jerry Falkner on March 15, 2005, at an exercise price of $1.40 per share;

     o 90,000 shares of common stock issuable upon the exercise of warrants issued to Jesup & Lamont and 10,000 shares of common stock issuable upon the exercise of warrants issued to Peter McMullin, each on June 14, 2006, at an exercise price of $1.60 per share; and

     o 6,943,372 shares of common stock issued and outstanding and held by various securityholders.

     Of the 13,788,144 shares being offered hereby, 2,600,000 shares of common stock being offered by the selling securityholders are issuable upon conversion of the convertible notes, which includes 600,000 shares to account for possible adjustments to the conversion price. We are registering the shares of common stock in order to permit such selling securityholders to offer the shares for resale from time to time. Except for the ownership of the convertible notes issued pursuant to the securities purchase agreement, such selling securityholders have not had any material relationship with us within the past three years.

     The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of common stock being offered by each such selling securityholder. The second column lists the number of shares of common stock beneficially owned by each such selling securityholder, based on its ownership as of May 11, 2007, assuming exercise of all warrants and/or conversion of all convertible notes held by such selling securityholders on that date, without regard to any limitations on conversions, plus the additional shares, if any, which would be issued to that selling securityholder (but not any other selling securityholder) when converting notes or exercising warrants or other rights in the future. The third column lists the shares of common stock being offered by this Prospectus by such selling securityholders.

     All share numbers are based on information that these securityholders supplied to us. This table assumes that each securityholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this Prospectus. Securityholders are not required to sell their shares. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

     In accordance with the terms of a registration rights agreement with such selling securityholders holding convertible notes, this Prospectus generally covers the resale of at least 130% of the sum of the number of shares of common stock issuable upon conversion of the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by such selling securityholders pursuant to this Prospectus.

     Under the terms of the convertible notes, such selling securityholder may not convert the convertible notes to the extent such conversion would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (but with respect to Smithfield Fiduciary LLC, 9.99%) of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not been converted. The number of shares in the third column does not reflect this limitation. Such selling securityholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                  SHARES                          SHARES
                                               BENEFICIALLY       SHARES        BENEFICIALLY     OWNERSHIP         OWNERSHIP
                                               OWNED BEFORE      OFFERED        OWNED AFTER     PERCENT PRIOR     PERCENT AFTER
SELLING SECURITYHOLDER                         THE OFFERING      FOR SALE      THE OFFERING    TO THE OFFERING    THE OFFERING
----------------------                          ----------      ----------      ----------        ----------        ----------
Elie Housman(1)                                  1,416,571         519,771         896,800             8.9%           5.63%
Yaron Meerfeld(2)                                  847,751         544,418         303,333            5.32%            1.9%
ICTS International N.V.(3)                       5,146,630       5,146,630               0           32.33%              0
Phillip M. Getter(4)                               139,765          36,765         103,000               *               *
David W. Sass(5)                                   101,353           7,353          94,000               *               *
Jon Housman(6)                                       3,500           3,500               0               *               *
Daniel Housman(7)                                    3,500           3,500               0               *               *
Robert H. Lessin Venture Capital LLC(8)**          294,118         294,118               0            1.85%              0
Douglas L. Getter (9)                               58,824          58,824               0               *               *
Arthur C. Liebler (10)                             147,058         147,058               0               *               *
Spencer Corporation (11)                           294,118         294,118               0            1.85%              0
Ralph J. Reis                                      100,000         100,000               0               *               *
Hebrides Offshore Fund Ltd.(12)                    200,000         200,000               0            1.26%              0
Hebrides LP(13)                                    550,000         550,000               0            3.45%              0
Peter R. McMullin(14)**                            190,000         190,000               0             1.2%              0
Gary N. Moss                                        25,000          25,000               0               *               *
M.T. Dawson Family Trust                            50,000          50,000               0               *               *
Lori D. and Clement C. Winke JR.                    75,000          75,000               0               *               *
Ronald Assaf(15)                                   179,028         179,028               0            1.12%              0
Yoav Gottesman(16)                                 109,974         109,974               0               *               *
Smithfield Fiduciary LLC(17)                     1,566,667       1,566,667               0            9.84%              0
Iroquois Master Fund Ltd(18)                        83,333          83,333               0               *               *
Portside Growth and Opportunity Fund (19)          170,808         170,808               0            1.07%              0
Rockmore Investment Master Fund Ltd (20)            79,192          79,192               0               *               *
Irrevocable Trust of
James E. Lineberger u/a 12/17/98(21)             1,294,050       1,180,050         114,000            8.13%              *
Jerry Falkner(22)                                   50,000          50,000               0               *               *
Jesup & Lamont(23)                                  10,000          10,000               0               *               *
Eli Rosen                                          300,480         300,480               0            1.89%              *
Garo A. Partoyan (24)                                5,435           5,435               0               *               *

Stephen J. Warner(25)                               10,870          10,870               0               *               *
Scott Prince(26)                                    21,739          21,739               0               *               *
Robert and Florence Packman(27)                      5,435           5,435               0               *               *
Samuel R. Nussbaum(28)                               9,435           5,435           4,000               *               *
William T. McCaffrey(29)                            16,304          16,304               0               *               *
Societe Financiere Privee(30)                       54,348          54,348               0               *               *
Shea Ventures LLC(31)(79)                           65,217          65,217               0               *               *
MicroCapital Fund LP(32)                            70,652          70,652               0               *               *
MicroCapital Fund Ltd. (33)                         38,043          38,043               0               *               *
Kerry B. Skeen Revocable Trust(34)                  10,870          10,870               0               *               *
MCRL, Inc. (35)                                      5,435           5,435               0               *               *
James Nealis(36)                                    16,304          16,304               0               *               *
Harry and Mary Marren JT TEN(37)                    21,739          21,739               0               *               *
John V. Luck(38)                                    20,963           5,435          15,528               *               *
Lay Ventures L.P. (39)                               5,435           5,435               0               *               *
George Krauss(40)                                   21,739          21,739               0               *               *
Jan Ickovic(41)                                     21,739          21,739               0               *               *
Harvard Investments Inc. (42)                       58,696          58,696               0               *               *
Henry Gellis(43)                                    10,870          10,870               0               *               *
John R. Evasius(44)                                 21,739          21,739               0               *               *
Neil and Joan Eisner(45)                            10,870          10,870               0               *               *
Evan J. Rabinowitz(46)                               5,435           5,435               0               *               *
Garth Koniver(47)                                   17,963           5,435          12,528               *               *
Edward Jankowski(48)                                21,739          21,739               0               *               *
Craig L. Krumwiede(49)                               6,522           6,522               0               *               *
Carol R. Hill Spousal Trust(50)                     43,478          43,478               0               *               *
Denis Fortin(51)                                    32,609          32,609               0               *               *
AJF Family Limited Partnership(52)                  38,043          38,043               0               *               *
Ciabattoni Living Trust Dated 8/17/00(53)           54,348          54,348               0               *               *
Howard Rosenbloom(54)                                5,435           5,435               0               *               *
RGA Irrevocable Trust(55)                           76,087          76,087               0               *               *
Glenn Emig(56)                                      21,739          21,739               0               *               *
Lloyd Moriber(57)                                   21,739          21,739               0               *               *
Paul C. Goldenheim(58)                               5,435           5,435               0               *               *
William A. Rice(59)                                 10,870          10,870               0               *               *
Harold Kornblum and Edward Falcone(60)               5,435           5,435               0               *               *
Edward Falcone (61)                                 16,304          16,304               0               *               *
Noam Gottesman and Geraldine Gottesman(62)          43,478          43,478               0               *               *
Peter Zoberg and Ivan Hess,
Joint Tenants in Common(63)                         20,963           5,435          15,528               *               *
Greg Manocherian(64)                                   106             106               0               *               *
Richard Rosen Blatt(65)                             10,870          10,870               0               *               *
Travis Lee Provow(66)(79)                           80,081          80,081               0               *               *
Brian Frank(67)(76)                                110,000         110,000               0               *               *
Scott Greiper(68)(79)                               36,614          36,614               0               *               *
Joseph P. Wynne(69)(79)                             10,704          10,704               0               *               *

Keith Rosenbloom(70)(79)                             7,296           7,296               0               *               *
Harold Blue(71)(79)                                  4,916           4,916               0               *               *
Beth Lipman(72)(79)                                  3,824           3,824               0               *               *
Edmund Shea(73)(76)                                  3,041           3,041               0               *               *
Thom Waye(74)(76)                                      983             983               0               *               *
Douglas Levine((75)                                    957             957               0               *               *
Robert Priddy(76)(79)                               15,244          15,244               0               *               *
Daniel Parker Living Trust(77)(79)                   2,003           2,003               0               *               *
Robert Tucker(78)(79)                                2,003           2,003               0               *               *
                                                ==========      ==========      ==========
                             TOTAL              14,746,861      13,188,144       1,558,717               -               -


* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

** The selling securityholder is an affiliate of a broker-dealer. The selling securityholder purchased the shares in the ordinary course of business and at the time of the purchase of the securities being registered for resale, the selling securityholder had no agreements or understandings, directly or indirectly, with any person, to distribute the securities.

     (1) Mr. Housman currently is our Chief Executive Officer and the Chairman of the Board. See note (2) to the table of Security Ownership of Certain Beneficial Owners and Management. Includes 896,800 shares of common stock underlying options and 147,059 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (2) Mr. Meerfeld currently is our Chief Operating Officer and a Director. See note (3) to the table of Security Ownership of Certain Beneficial Owners and Management. Includes 303,333 shares of common stock underlying options and 58,824 warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (3) Includes 544,118 shares of common stock beneficially owned by ICTS-USA, Inc., a wholly owned subsidiary of ICTS International, N.V.; 3,095,218 shares of common stock and warrants to purchase 631,075 shares of common stock which are exercisable within 60 days of May 14, 2007 and are beneficially owned by ICTS Information Systems, B.V., a wholly owned subsidiary of ICTS International, Inc.; and 876,219 shares of common stock owned by ICTS International N.V.

     (4) Mr. Getter serves as one of our directors. See (5) to the table of Security Ownership of Certain Beneficial Owners and Management. Includes 103,000 shares of common stock underlying options which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (5) Mr. Sass serves as one of our directors. See (6) to the table of Security Ownership of Certain Beneficial Owners and Management. Includes 94,000 shares of common stock underlying options which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (6) Mr. David Housman is one the adult sons of Mr. Housman Elie, our Chief Executive Officer and Chairman of the Board.

     (7) Mr. Jon Housman is one the adult sons of Mr. Housman Elie, our Chief Executive Officer and Chairman of the Board.

     (8) Includes 147,059 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007. The ultimate beneficial owner of the securities is Robert H. Lessin, who is also the Vice Chairman of Jefferies & Company, a registered broker-dealer.

     (9) Includes 29,412 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (10) Includes 73,529 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (11) Includes 147,059 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007. All of the shares of the selling securityholder are owned by the Atzmon Family Trust, over which Robert Heberlein has voting control and Menachem Atzmon has investment control.

     (12) Represents 200,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007. Anthony David Bune has sole voting and investment control over these shares. Mr. Bune disclaims beneficial ownership of these shares except to the extent of his pecuniary interests.

     (13) Represents 550,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007. Anthony David Bune has sole voting and investment control over these shares. Mr. Bune disclaims beneficial ownership of these shares except to the extent of his pecuniary interests.

     (14) Includes 90,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (15) Mr. Assaf serves as the Chief Executive Officer - Global Sales and Marketing - U.S. Operations for InkSure Inc., one of or wholly-owned subsidiaries. Represents 179,028 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (16) Represents 109,974 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (17) Represents shares of common stock underlying outstanding convertible notes. Highbridge Capital Management, LLC ("Highbridge") is the trading manager of Smithfield Fiduciary LLC ("Smithfield") and consequently has voting control and investment discretion over the shares of common stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

     (18) Represents shares of common stock underlying outstanding convertible notes. Mr. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

     (19) Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. The investment advisor to Portside is Ramius Capital. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares offered through this Prospectus by Portside and will receive no compensation whatsoever in connection with sales of shares by Portside offered through this Prospectus.

     (20) Rockmore Capital, LLC ("Rockmore Capital") and Rockmore Partners, LLC ("Rockmore Partners"), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda ("Rockmore Master Fund"). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of October 3, 2006, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Rockmore Master Fund.

     (21) James E. Lineberger previously served as one of our directors. Includes 255,744 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of November 28, 2005, 100,000 shares of common stock currently underlying convertible notes which are currently issuable or issuable within 60 days of May 14, 2007 and 114,000 shares of common stock underlying options which are currently exercisable or exercisable within 60 days and owned by James E. Lineberger; also includes 457,619 shares of common stock and 255,744 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 11, 2007, held by the Irrevocable Trust of James E. Lineberger u/a 12/17/98; 113,235 shares of common stock and 153,452 shares of common stock underlying a warrant, which is currently exercisable or exercisable within 60 days, held by L&Co., LLC. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC. Lineberger & Co., LLC is the Manager of L & Co., LLC. Mr. Lineberger has no pecuniary interest in such securities owned by L & Co., LLC.

     (22) Represents 50,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (23) Represents 10,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (24) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (25) Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (26) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (27) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (28) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (29) Represents 16,304 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (30) Represents 54,348 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (31) Edmund Shea is a manager of Shea Ventures, LLC. Mr. Shea is an affiliate of Commonwealth Associates, L.P., which acted as the placement agent of our private placement that was completed in September 2002. Represents 65,217 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (32) Represents 70,652 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (33) Represents 38,043 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (34) Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (35) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (36) Represents 16,304 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (37) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (38) Includes 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (39) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (40) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (41) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (42) Represents 58,696 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (43) Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (44) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (45) Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (46) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (47) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (48) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (49) Represents 6,522 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (50) Represents 43,478 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (51) Represents 32,609 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (52) Represents 38,043 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (53) Represents 54,348 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (54) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (55) Represents 76,087 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007. Ronald James Assaf, the trustee of RGA Irrevocable Trust has served as the Chief Executive Officer - Global Sales and Marketing - U.S. Operations for InkSure Inc., one of or wholly-owned subsidiaries. Ronald James Assaf and Ronald George Assaf share voting and investment control over these shares. Each disclaims beneficial ownership over these shares except to the extent of their respective pecuniary interests.

     (56) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (57) Represents 21,739 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (58) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (59) Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (60) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (61) Represents 16,304 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (62) Represents 43,478 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (63) Represents 5,435 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (64) Represents 106 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (65) Mr. Rosenblatt is an affiliate of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 10,870 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (66) Mr. Provow is a limited partner of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 80,081 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (67) Mr. Frank is an affiliate of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 110,000 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (68) Mr. Greiper is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 36,614 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (69) Mr. Wynn is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 10,704 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (70) Represents 7,296 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (71) Mr. Blue is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 4,916 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (72) Mr. Lipman is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 3,824 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (73) Mr. Shea is an affiliate of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 3,041 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (74) Mr. Waye is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 983 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (75) Represents 957 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (76) Mr. Priddy is an affiliate of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 15,244 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (77) The Daniel Parker Living Trust is a limited partner of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 2,003 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (78) Mr. Tucker is an employee of Commonwealth Associates, L.P., which acted as a placement agent of our private placement that was completed in September 2002. Represents 2,003 shares of common stock underlying warrants which are currently exercisable or exercisable within 60 days of May 14, 2007.

     (79) The selling securityholder purchased his, her, or its shares in the ordinary course of business and at the time of purchase of the securities to be resold, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

                              PLAN OF DISTRIBUTION

     We are registering certain outstanding shares of common stock issuable upon conversion of warrants and shares of common stock issuable upon conversion of convertible notes to permit the resale of these shares of common stock by the holders of the warrants and the holders of the convertible notes from time to time. In this section of the prospectus, the term "selling securityholder" means and includes: (1) the persons identified in the table above as the selling securityholders, and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common stock offered hereby after the date of this Prospectus, and (b) offer or sell those shares hereunder. To the extent that any successor in interest wishes to sell under this Prospectus, we will file a supplement to this Prospectus to identify such successor as a selling securityholder in the table above. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The selling securityholders may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

     o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

     o    in the over-the-counter market;

     o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     o through the writing of options, whether such options are listed on an options exchange or otherwise;

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o    sales pursuant to Rule 144;

     o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

     The selling securityholders may pledge or grant a security interest in some or all of the warrants, convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this Prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling securityholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this Prospectus forms a part.

     The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock, estimated to be $33,154 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this Prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

     Once sold under this registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                LEGAL PROCEEDINGS

     On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel Aviv-Jaffa, Israel, against Supercom Ltd. (InkSure Delaware's former parent company) and InkSure Ltd. seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes, INTER ALIA: (a) breach of a confidentiality agreement between the plaintiff and Supercom; (b) unjust enrichment of Supercom and InkSure Ltd.; (c) a breach of fiduciary duties owed to the plaintiff by Supercom and InkSure Ltd.; and (d) a tort of misappropriation of trade secret and damage to plaintiff's property. As part of its complaint, Secu-Systems sought, among other things, an injunction and a 50% share of profits from the printing method at issue.

     On March 15, 2006, the court rendered a decision (i) denying the claim for breach of contract; (ii) finding that there was a misappropriation of trade secret, but not assessing any damages with respect thereto; (iii) requiring the defendants to cease all activities involving the use of any confidential information; and (iv) awarding the plaintiff reimbursement of the costs of the litigation in the amount of NIS 130,000 ($30,800), plus interest and VAT, which the defendants intend to split equally. Both the plaintiff and the defendants have filed an appeal and are awaiting to the court's decision. InkSure recorded in its 2006 financial statements a provision of NIS 65,000 ($15,400).

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

     The following table sets forth certain information concerning our executive officers and directors, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, their education and the names of other public companies in which such persons hold directorships as of May 11, 2007:

NAME                       AGE    POSITION
---------------------      ---    ----------------------------------------------
EXECUTIVE OFFICERS
  Elie Housman             70     Chief Executive Officer, Chairman and Director
  Mickey Brandt            51     Chief Financial Officer, Vice President,
                                  Secretary and Treasurer
  Yaron Meerfeld           47     Chief Operating Officer and Director

NON-EMPLOYEE DIRECTORS
  Albert Attias            78     Director
  Philip M. Getter         69     Director
  David W. Sass            71     Director
  Pierre L. Schoenheimer   73     Director
  Randy F. Rock            55     Director
  Samuel N. Seidman        73     Director


----------

     ELIE HOUSMAN joined us in February 2002 as chairman and as a director. As of May 2005, he was also appointed as our chief executive officer. At present, Mr. Housman is a director of ICTS International, N.V., a prominent aviation security company listed on The Nasdaq Stock Market (ICTS). In addition, Mr. Housman serves as a director for a number of privately held companies in the United States. Mr. Housman holds a B.A. and M.A. in economics from The New School for Social Research.

     MICKEY BRANDT C.P.A. joined us in September 2006 as vice president, chief financial officer, secretary and treasurer. From March 2000 until September 2006, he was the chief financial officer of Mofet Venture Capital Fund, an Israeli venture capital fund that trades on the Tel Aviv Stock Exchange (TASE:
MOFT). At Mofet, he was responsible for all financial activities of the fund and provided financial assistance and advice to the fund's portfolio companies. Mr. Brandt is a Certified Public Accountant (Israel) and holds a B.A. in Accounting and Economics from Tel Aviv University and an M.B.A. from the Graduate School of Business Administration of Northeastern University in Boston.

     YARON MEERFELD joined us in November 2001 as chief executive officer and as a director. As of May 2005, he resigned as the chief executive officer and was appointed as our chief operating officer. Prior to joining us, Mr. Meerfeld developed expertise in authentication and multi-layered security systems for documents, passports, ID cards and smart cards as managing director of Kromotek, Inc. and as the vice president for Sales and Marketing at SuperCom Ltd. Mr. Meerfeld holds a B.Sc. in Economics and Business from Bar Ilan University and an M.B.A. from Tel Aviv University in Israel.

     ALBERT ATTIAS joined us in March 2002 as a director. Since September 1996, Mr. Attias has been the president of The El-Ad Group, Ltd. and also served as a director of The El-Ad Group, Ltd. until 2004. Prior to September 1996, Mr. Attias was Deputy General Manager in the Mercantile Discount Bank, Ltd. in Tel Aviv for twelve years. Previously, Mr. Attias worked at Barclays Bank.

     PHILIP M. GETTER joined us in January 2004 as a director and serves as the chairman of our Audit Committee. From December 2000 until 2004, Mr. Getter was a partner of DAMG Capital LLC, an investment bank and, since 1985, he has been the managing member of GEMPH Development LLC, a private advisory firm. Mr. Getter has more than 30 years of experience in the securities industry and he currently serves as a director and chairman of the Audit Committees of ICTS International, N.V., a prominent aviation security company listed on The Nasdaq Stock Market
(ICTS), and EVCI Career Colleges Incorporated, which is listed on The Nasdaq Stock Market and the Boston Stock Exchange (EVCI). He has been a member of the League of American Theatres and Producers, serves as advisor to the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his B.S. in Industrial Relations from Cornell University.

     DAVID W. SASS joined us in February 2003 as a director. Mr. Sass was the secretary and a director of Pioneer Commercial Funding and a director and officer of several other private companies. For the past 46 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, a director of ICTS International N.V., a prominent aviation security company listed on The Nasdaq Stock Market (ICTS), and an honorary trustee of Ithaca College. Mr. Sass holds a B.A. from Ithaca College, a J.D. from Temple University School of Law and an LL.M. in taxation from New York University School of Law.

     PIERRE L. SCHOENHEIMER has been a director of the company since August 2006. Mr. Schoenhiemer is the managing director of Radix Organization, Inc., a private investment banking firm, which he founded in 1970. He is a director of Atelier 4, a logistics firm specializing in the care and transport of fine art and antiquities, which he joined in November 2005. From January 1998 until December 2005, Mr. Schoenheimer was a principal of Radix Capital Management, LLC, a General Partner in the Austin Capital & Radix Sterling Fund, Ltd., a Fund of Hedge Funds, which he also co-founded. Mr. Schoenheimer holds a B.A. from the New England College B.A., a M.S. in Business from Columbia University and participated in the Owner/President Management Program (OPM) at Harvard University.

     RANDY F. ROCK has been a director of the company since February 2007. He is a partner at G.C. Andersen Partners, LLC, a private merchant banking and advisory firm and has over 25 years of experience in capital-raising, complex restructuring and advisory and agency services for a broad range of companies, both in size and industry. Before joining G.C. Andersen Partners in February 2004, Mr. Rock was a managing director at Ryan Beck & Co. Mr. Rock received his B.A., CUM LAUDE, from Columbia College and his J.D. from Columbia University School of Law.

     SAMUEL N. SEIDMAN has been a director of the company since March 2007. Mr. Seidman presently is the president, chief executive officer and chairman of the board of directors of Productivity Technologies, Inc., a public company which produces automation systems for the metal forming industry, and fabricates electrical control panels. He has served as director of the Asian International Bank, AMREP Corporation (NYSE), Kane Miller Corporation (NYSE), Harken Oil and Gas (OTC), Morse Electro Products Corporation (OTC), The Penn Corporation (OTC), Pennsylvania Engineering Corporation (ASE), Scanforms, Inc. (OTC), The Summit Organization, Inc. (AMEX), SES, Inc. (a joint venture with Shell Oil Company), Universal Container Corporation (OTC). He also has served as chairman of the board of directors of Victoria Station Corporation (OTC) and the chairman of the board of directors of Crystal Oil Company (OTC). He has served as Chairman, Economic Development Committee, the City Club of New York, as trustee, and Member of the Finance Committee, the Brookdale University Hospital and Medical Center. He has been a member of the board of advisors and Contributors, JOURNAL OF ACCOUNTING, AUDITING, AND FINANCE; the Philippine Committee of the Asia Society; the International Economists Club of New York; the American Economic Association; and The University Club. Mr. Seidman received a B.A. from Brooklyn College and a Ph.D. in Economics from New York University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the May 11, 2007, concerning the beneficial ownership of voting securities of (i) each current member of the board of directors, (ii) certain highly compensated officers,
(iii) all of our directors and executive officers as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities relying solely upon the amounts and percentages disclosed in their public filings.

     As of the May 11, 2007, we had 15,924,941 shares of common stock outstanding.

                                                            AMOUNT OF SHARES     PERCENTAGE
                                                          BENEFICIALLY OWNED(1)    OWNED
                                                               ---------           -----
DIRECTORS AND EXECUTIVE OFFICERS**

Elie Housman(2)                                                1,416,571             8.9%
Yaron Meerfeld(3)                                                847,751            5.32%
Albert Attias(4)                                                  94,000               *
Philip M. Getter(5)                                              139,765               *
David W. Sass(6)                                                 101,353               *
Pierre L. Schoenheimer(7)                                        242,500            1.52%
Randy F. Rock                                                          0               *
Samuel N. Seidman                                                      0               *

Executive officers and directors as a group (8 persons)        2,841,940           17.85%

5% STOCKHOLDERS

ICTS International N.V. (8)                                    5,146,630           32.32%
Smithfield Fiduciary LLC (9)                                   1,566,667            9.84%
James E. Lineberger (10)                                       1,294,050            8.13%

----------

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

** Except as otherwise indicated, the address of each beneficial owner is c/o InkSure Technologies Inc., 1770 N.W. 64th Street, Suite 350, Fort Lauderdale, FL 33309

     (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of May 11, 2007. Except as indicated by footnote, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

     (2) Includes 1,043,859 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007.

     (3) Includes 362,157 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007.

     (4) Includes 94,000 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007.

     (5) Includes 103,000 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007.

     (6) Includes 94,000 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007.

     (7) Includes 10,000 shares of common stock underlying options and warrants which are currently exercisable or exercisable within 60 days of May 11, 2007 and 232,500 shares of common stock held by Plampton Ltd., of which Mr. Schoenheimer is a majority shareholder. The information regarding the holding of shares of common stock is based solely on a Form 4 filed by Mr. Schoenheimer with the SEC on April 5, 2007, which reported ownership as of March 30, 2007.

     (8) Includes 544,118 shares of common stock beneficially owned by ICTS-USA, Inc., a wholly owned subsidiary of ICTS International, N.V.; 3,095,218 shares of common stock and warrants to purchase 631,075 shares of common stock which are exercisable within 60 days of April 27, 2007 and are beneficially owned by ICTS Information Systems, B.V., a wholly owned subsidiary of ICTS International, Inc.; and 876,219 shares of common stock owned by ICTS International N.V. ICTS Information Systems, B.V.'s address is One Rockefeller Plaza, Suite 2412, New York, NY 10020 and ICTS International N.V.'s address is Biesbosch 225, 1181 JC Amstelveen, The Netherlands. The information regarding the holding of shares of common stock is based on a Schedule 13D (Amendment No. 4) filed by ICTS International, N.V. and ICTS-USA, Inc. with the SEC on April 10, 2007, which reported ownership as of April 10, 2007, and the Company's records.

     (9) Includes 1,566,667 shares of common stock underlying convertible notes which are currently convertible within 60 days. Smithfield Fiduciary LLC's address is c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019.

     (10) Includes 114,000 shares of common stock underlying options which are currently exercisable or exercisable within 60 days owned by James E. Lineberger; 100,000 shares of common stock owned by the James E. Lineberger IRA; 457,619 shares of common stock, 255,744 shares of common stock underlying a warrant, which is currently exercisable or exercisable within 60 days, and 100,000 shares of common stock underlying convertible notes, which are currently convertible or convertible within 60 days, held by the Irrevocable Trust of James E. Lineberger u/a 12/17/98; 113,235 shares of common stock and 153,452 shares of common stock underlying a warrant, which is currently exercisable or exercisable within 60 days, held by L&Co., LLC. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC. Lineberger & Co., LLC is the Manager of L & Co., LLC. Mr. Lineberger has no pecuniary interest in such securities owned by L & Co., LLC. The address of Mr. Lineberger, the James E. Lineberger IRA, L&Co., LLC, Lineberger & Co., LLC and Irrevocable Trust of James E. Lineberger u/a 12/17/98 is c/o Lineberger & Co., LLC, 1120 Boston Post Road, Darien, CT 19803. The information is based on Form 4 filed by James E. Lineberger with the SEC on December 11, 2006, December 7, 2006 and November 29, 2006, and the Company's records.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following description of our capital stock does not purport to be complete. For a complete description, please refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this Prospectus forms a part, and by applicable provisions of Delaware law.

     We are authorized to issue up to 35,000,000 shares of common stock, $0.01 par value per share, of which 15,095,645 shares were issued and outstanding as of May 11, 2007. Our certificate of incorporation authorizes 10,000,000 shares of "blank check" preferred stock, par value $0.01 per share, none of which are outstanding.

COMMON STOCK

     Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our board of directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

     Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

     All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

PREFERRED STOCK

     None of the 10,000,000 "blank check" preferred shares are currently outstanding. Our board of directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

WARRANTS

     As of May 11, 2007, we had warrants to purchase 4,027,512 shares of common stock outstanding as follows:

     o warrants for 1,176,471 shares of common stock exercisable at $2.17 per share;

     o warrants for 277,772 shares of common stock exercisable at $1.61 per share;

     o warrants for 2,640,529 shares of common stock exercisable at $1.00 per share; and

     o warrants for 100,000 shares of common stock exercisable at $1.60 per share

     o warrants for 50,000 shares of common stock exercisable at $1.40 per share.

     All of such warrants contain provisions for cashless exercise. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustment to protect against dilution in certain events such as stock splits, combinations, subdivisions and reclassifications.

CONVERTIBLE NOTES

     As of May 11, 2007, we had convertible notes outstanding in the aggregate principal amount of $6,000,000, with a conversion price of $3.00.

     The convertible notes are unsecured and will become due on September 30, 2010, as may be extended at the option of the investors in certain circumstances. Prior to maturity, the convertible notes will be interest-only, with interest payments due quarterly at the rate of 4% per year.

     The convertible notes are convertible initially into 2,000,000 shares of our common stock at an initial conversion price per share of $3.00, subject to full ratchet anti-dilution protection with respect to any future stock issuances below such conversion price. For the first 18 months following the effectiveness of a registration statement covering the shares of common stock underlying the convertible notes, the investors will have the right to participate up to one-third with any subsequent equity or equity-linked capital raising by us.

     We shall have the right, in our sole discretion, to require that all of the outstanding convertible notes be redeemed at a price equal to 125% of the sum of
(i) the remaining principal, (ii) accrued and unpaid interest with respect to such principal and (iii) accrued and unpaid late charges with respect to such principal and interest, if a merger or acquisition, pursuant to which holders of common stock are to receive consideration consisting solely of cash, is consummated at any time while the convertible notes remain outstanding and certain other conditions are met. Furthermore, the anti-dilution protection available to the holders of the convertible notes will terminate if we are acquired by a publicly traded corporation having an equity market capitalization exceeding $150,000,000 and certain other conditions are met.

     We may require the investors to convert all or any portion of the convertible notes into shares of common stock if the volume weighted average price of the common stock exceeds (i) $6.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2006 or (ii) $5.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2007 and certain other conditions are met.

     No indebtedness, except Senior Permitted Indebtedness as defined in the convertible notes, shall be senior to any indebtedness under the convertible notes. The notes also include certain covenants, including covenants prohibiting us, subject to certain exceptions, from incurring debt, unless such debt does not, as of the date on which it is incurred, exceed three times LTM EBITDA, as defined in the convertible notes. The convertible notes also include covenants against paying dividends, making redemptions and incurring liens, subject to certain exceptions.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with this registration statement, a substantial interest, directly or indirectly, in the registrant or any of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     Brightman Almagor & Co., CPA, a member of Deloitte Touche Tohmatsu, independent auditors, have audited our consolidated financial statements at December 31, 2006, and for each of the two years preceding the period ended December 31, 2006, as set forth in their report. We have included our financial statements in this Prospectus in reliance on Brightman Almagor & Co.'s report, given their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the shares of common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017. Certain corporate and litigation matters have been passed upon by Yossi Avraham, Arad & Co., 3 Daniel Frisch Street, Tel-Aviv, Israel 64731.

     No person is authorized to give any information or to make any representations with respect to shares not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy shares of common stock in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.


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


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Consistent with the Delaware General Corporation Law, or the DGCL, Article VII of our By-Laws provides that we shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, without more, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     We must indemnify a director, officer, employee or agent of ours who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent of us, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified us.

     The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of us, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not we have the authority to indemnify them against such liability and expenses. Presently, we do carry such insurance.

     Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless, in the opinion of his, her or its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                    BUSINESS

GENERAL

     We develop, market and sell customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. We operate within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. The World Customs Organization estimates that the trade in fakes is currently worth about $512 billion, or 7%, of the world's trade. In the United States, the Bureau of Customs and Border Protection estimates that counterfeiting costs the United States $200 billion annually.

     Our products are based on two principal technologies - customizable security inks that are suitable for almost every type of digital and impact printing on a wide variety of surfaces or substrates (e.g., paper documents, plastic identification cards, packaging materials and labels), and a sophisticated "full-spectrum" reader that uses proprietary software to quickly analyze marks printed with our specialty inks. Our security solutions are considered to be covert because our specialty inks are indistinguishable from standard non-security inks and are easily incorporated into variable and fully personalized data on documents, products, product labels, packaging, and designs.

     Our ink-based products provide a customized solution by creating a unique chemical code for each product line or document batch that can only be authenticated by our reader. We have applied for five patents related to the radio frequency identification, or RFID, technology being developed by us. We are also seeking protection under the Patent Cooperation Treaty. See "Description of Business -- Emerging Technology" and "Description of Business -- Patents and Proprietary Technology."

     We are currently working on the development of next-generation RFID technology that is being designed to enable low-cost tagging of items. This RFID technology is being designed to permit "no line of sight" identification and will be suitable for a variety of applications, including authentication, supply chain management, proof of ownership, and life cycle information. If successfully developed, we believe that such technology could eventually replace the familiar barcode technology and other electronic article surveillance solutions currently available. See "Description of Business -- Research and Development" and "Description of Business -- Emerging Technology."

CORPORATE HISTORY

     We were incorporated under the laws of the state of Nevada on April 22, 1997 under the name "Lil Marc, Inc." We were incorporated as a development stage enterprise in the baby products industry to develop, manufacture and market the "Lil Marc," a plastic toilet training device for young boys. Pursuant to an agreement and plan of merger, dated as of July 5, 2002, a wholly owned subsidiary of Lil Marc, Inc., LILM Acquisition Corp., a Delaware corporation, merged with and into InkSure Technologies Inc., a Delaware corporation, or InkSure Delaware. InkSure Delaware was the surviving corporation in the merger and became a wholly owned subsidiary of Lil Marc, Inc.

     Pursuant to the merger agreement, each share of InkSure Delaware common stock outstanding immediately prior to the effective date of the merger was converted into the right to receive one share of our common stock. The total number of issued and outstanding shares of our common stock was 11,982,166 immediately after giving effect to the merger and a reverse stock split that was consummated on October 23, 2002.

     As a result of the merger, the former stockholders of InkSure Delaware held, immediately after the merger, approximately 88.0% of the issued and outstanding shares of our common stock; the remaining 12.0% of the issued and outstanding shares of our common stock were held by the stockholders who held our common stock immediately before the merger became effective. On a fully diluted basis, the former holders of securities of InkSure Delaware held, immediately after the merger, approximately 90.5% of the shares of Lil Marc, Inc. common stock.


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


     Pursuant to the merger agreement, all outstanding options and warrants to purchase shares of InkSure Delaware common stock were exchanged or converted into options and warrants to purchase shares of our common stock on the same terms and conditions as were in effect prior to the effective date of the merger. The options and warrants issued with respect to such exchanged options and warrants are exercisable for such number of shares of our common stock equal to the number of whole shares of InkSure Delaware common stock subject to each such exchanged option or warrant immediately prior to the effective date of the merger. The per share exercise price of options and warrants issued by us with respect to the exchanged options and warrants remained unchanged from the per share exercise price of the exchanged options and warrants. Upon consummation of the merger, our board of directors and management resigned and were replaced by InkSure Delaware's board of directors and management, and we began to carry on InkSure Delaware's business activities.

     On October 28, 2002, we also filed an amendment to our Articles of Incorporation to, among other things, change our name from "Lil Marc, Inc." to "InkSure Technologies Inc." Effective on October 30, 2002, the OTC Bulletin Board stock symbol for our common stock was changed from "LILM" to "INKS." We conduct our operations with and through our direct and indirect subsidiaries, InkSure Inc., a Delaware corporation formed in March 2000, IST Operating Inc., a Delaware corporation formed in May 2000 (formerly known as InkSure Technologies Inc. and referred to throughout this Prospectus as InkSure Delaware), and InkSure Ltd., which was formed in December 1995 under the laws of Israel. We also have a subsidiary, InkSure RF Inc., a Delaware corporation formed in March 2000, which does not currently conduct any operations.

     On July 8, 2003, we reincorporated as a Delaware corporation by merging with and into a newly-formed, wholly-owned subsidiary.

MARKET OPPORTUNITY

     In general, brand owners that are victims of counterfeiting do not publicize their losses, nor do they publish their expenditures related to controlling the problem. In a survey conducted by the International Anti Counterfeiting Coalition in the year 2000, Fortune 500 companies reported that they spend an average of between $2 to $4 million per year to combat counterfeiting and some reported spending up to $10 million.

     There are a growing number of companies, banks, organizations and other entities that recognize, acknowledge and are able to quantify or estimate the scope of their counterfeiting problem, and are willing to invest in security solutions to combat them, and are potential customers for our products and services. We believe that the number of entities willing to invest in security solutions will grow as the magnitude of the problem continues to grow. In addition, there has been an increase in regulatory and legislative efforts to countermand counterfeiting, such as U.S. legislation and Federal Drug Administration guidelines concerning the incorporation of counterfeit-resistant tools into the packaging of U.S. prescription drugs.

     Once the end user has decided to implement a security plan and introduce new security features or technology, there are various criteria by which the selected technology will be measured. We believe that our products provide a high level of security and flexibility, while remaining cost-effective. See "Description of Business -- Competition."

TRADITIONAL AUTHENTICATION TECHNOLOGIES

     Technologies used to authenticate and protect products and documents can be divided into two general categories: overt and covert. Overt technologies are visible to the naked eye and are typically used by the consumer to identify the product or document as genuine. Holograms, intricate graphic design and color changing inks, are among the most common overt security features used in both products and documents.

     Covert technologies are invisible and, historically, designed to be used by investigators, customs officials and other law enforcement agents to verify authenticity. There are numerous covert technologies currently in use in the market, including specialty substrates (e.g., papers with security fibers or magnetic threads) and in-product marking (e.g., tracers placed in fuels). However, one of the most frequently used features for product and document security is specialty ink for the obvious reason that ink is the main consumable for printing on documents, packaging and labels.


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


     The rapid rise in counterfeiting and diversion, however, has led to the need for increasingly sophisticated security techniques for companies and organizations to mark and protect high-value products and documents. Accordingly, the market for countermeasures to counterfeiting and diversion is characterized by a constant inflow and introduction of new authentication techniques as a result of rapid technological progress. Complex new technologies that are difficult for counterfeiters to circumvent are in demand.

     Typically, currency and high value documents incorporate more than one security feature (high denominations of United States currency have up to 20 security features). Brand owners are increasingly adopting this same strategy and are using several security features simultaneously to make reproducing the document or packaging increasingly difficult and costly for the counterfeiter. In addition, layered security features provide continued protection for products in the market even if one of the features is compromised.

INKSURE SOLUTIONS

     We believe that our authentication technology can be distinguished from other authentication solutions, such as visible and invisible ultra-violet marks, fluorescent inks, watermarks and fibers, optically variable inks, and holograms, currently offered by our competitors because our solutions offer a high level of security and flexibility while remaining cost-effective. Due to the nature of our technology, which is based upon multi-disciplinary technologies, including chemistry, printing, electro-optics and software, the solution is customized for each customer.

          HIGH LEVEL OF SECURITY. Each security ink manufactured by us has a unique "signature" that is comprised of a variety of factors, including the amounts and the unique properties of the chemicals included in the ink, the type of ink, the ink color, the printing method and the substrate. Since the reader utilized by our solution reads a "full-spectrum" rather than sampling a specific point or points in a signature, a counterfeit item would have to replicate an entire unique signature - i.e., every variable upon which the signature depends - rather than merely replicating certain portions of the signature. In addition, because a coded ink's unique signature is comprised of various factors, with numerous possible permutations thereof, our inks are extremely difficult to reverse engineer. We believe that holograms, color changing inks and other more common overt security features are more easily replicated than our products. In addition, to thwart any counterfeiting attempts that successfully replicated a unique signature, we could alter any of the variables upon which a signature is comprised of and create an entirely new unique signature without significant expense.

          FLEXIBILITY. Our solution is highly flexible, applicable to almost every standard ink or toner used by standard printing devices. In addition, we believe that our specialty inks are suitable for printing on any type of surface or substrate for which digital and impact printing is suitable. Our readers are available either as hand-held devices designed for quick and accurate field inspection, or as a technology that can be integrated in existing terminals and readers (e.g., ATMs, MICR readers and access control systems) to allow automated identification and verification in mass quantities. According to the client's security needs, several different coded inks can be incorporated in a single product or document and the corresponding reader can be programmed to authenticate and verify each of the different codes - and indicate which code was verified.

          COST EFFECTIVE. Our technology provides a cost-effective solution to prevent counterfeiting and diversion because of our positive cost-performance ratio. In addition, because our readers are designed to detect even trace amounts of the specific chemical markers, our solutions provide a relatively high level of security, including through the use of chemicals, such as tagging agents, at reasonable incremental costs to our customers.

MARKETING AND BUSINESS STRATEGY

     Our business strategy utilizes a "razor / razor blade" approach with respect to the sale of our readers and inks. We regard the selling of our proprietary readers as infrastructure similar to a hand held razor, while our specialty inks may be considered analogous to the blades of a razor that represent continuing sales. The potential anti-counterfeit market segments for our products can generally be divided into two major groups: documents (e.g., bank notes, checks, transportation and event tickets, pre-paid telephone cards, identification cards, and passports) and brand products (e.g., pharmaceuticals, software, automotive, multi-media, and apparel). We have entered into strategic relationships with Sun Chemicals Group B.V, to leverage the development, distribution and co-marketing of their security products.


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


     We believe that the most receptive market segment for our authentication applications - the middle and high-end of the security market - includes customers who have experienced significant problems with counterfeiting and have been unable to reduce or eliminate the effects of counterfeiting through the authentication solutions that are more easily circumvented than our solutions. In addition, we have targeted customers that need a covert security feature that is extremely difficult to reverse engineer.

     More specifically, we have identified and targeted the following market segments:

     o PACKAGING. We believe our product may facilitate brand protection through use in 1st level (on the product), 2nd level (on the packaging) and 3rd level packaging (through the use of labels, stickers, etc.). We believe our products are suitable for a number of industries, including consumer goods (e.g., apparel, cosmetics, fragrances, software, tobacco and multi-media, including CDs and
          DVDs), pharmaceuticals, and industries that rely upon component parts (e.g., automotive, computer hardware).

     o TRANSPORTATION. Both national and local transportation authorities issue travel passes, season tickets and single-use tickets, all of which are subject to counterfeiting.

     o TAX STAMPS. Government issued tax stamps for a variety of taxed items such as tobacco, wine, alcohol and export tax stamps offer opportunities for our authentication technology.

     o GAMES AND ENTERTAINMENT. Tickets and wrist bands for major sporting events and entertainment venues can be printed using our coded inks and authenticated at the entrance using either hand-held or stationary readers. Similarly, lottery tickets and gaming chips are subject to counterfeiting. Lottery tickets and gaming chips may be authenticated at the time of submission for payment.

     o FINANCIAL DOCUMENTS. Historically checks and other financial documents have incorporated security features in the substrate or the pre-printed form, all in an effort to protect the fixed and variable data imprinted on the document. With our technology, both fixed and variable data can now be protected directly.

     o GOVERNMENT IDENTITY DOCUMENTS. We believe that our ability to mark inkjet ink and thermal transfer ribbons and therefore provide authentication capabilities to the variable data on government identity documents such as passports, visas, drivers licenses, ID cards, birth certificates, and motor vehicle registrations is unique. We view these market segments as requiring a long-term marketing and selling process given the typical government bid process and cycles for initiating new features, as well as government cost constraints.

     o RETAIL VOUCHERS AND GIFT CERTIFICATES. Retail establishments currently use printed vouchers, gift cards and gift certificates for increased sales. Certificates of authenticity, which are printed documents that accompany a wide variety of retail goods ranging from software products to luxury goods are also an area of opportunity.

     We have focused the bulk of our initial efforts on market segments where we have already achieved market penetration in actual sales and where we believe sales potential is highest - packaging, tax stamps, financial documents, entertainment (i.e., ticketing) and transportation. As a result of this focused strategy, we have increased awareness of our products in these segments, established a presence in targeted markets throughout the world, and formed strategic alliances with companies that provide access to specific markets. See "Description of Business -- Sales and Marketing."


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


SALES AND MARKETING

     Initially, we relied solely on intermediaries to market and distribute our products and services. However, we currently sell our products and services through a combination of our own sales personnel, strategic alliances and licenses with intermediaries. To date, we have established key strategic alliances or valuable relationships with end-users.

     In March 2004 and August 2004, we entered into two sales agreements to supply our authentication solutions to two separate customers in North America for brand protection projects. Each project involves the protection of millions of items using our coding solutions and handheld authentication readers, as well as our quality assurance tools, which are used to ensure that our inks are applied according to specifications. Revenues from these two agreements were $616,000, $1,187,000 and $1,159,626 for the fiscal years ended December 31, 2004, 2005 and 2006, respectively, representing approximately 65%, 73% and 58% of our revenues for the fiscal years ended December 31, 2004, 2005 and 2006, respectively.

     On June 9, 2003, we entered into a strategic marketing alliance with Sun Chemical Group B.V., the world's largest manufacturer of printing inks. Under such alliance, Sun Chemical worked with us to offer machine-readable ink-based brand and document authentication solutions under the SunSure(TM) brand name. This agreement is terminable by either party on 180 days notice.

     Although we intend to continue marketing our products and services through licensees and strategic alliances, we believe that expanding our customer base through our direct sales personnel and maintaining a direct relationship with the end user are necessary elements to achieve deep market penetration.

CURRENT PRODUCTS

     We have created "Solution Packages" designed to meet various market needs. These packages rely primarily on our core technology, best described as "line of sight authentication" (i.e., electro-optical detection and analysis of organic and inorganic materials). The micro-processing unit within the readers uses a proprietary algorithm to authenticate genuine codes, as well as differentiate between various codes.

     We have designed several generic readers that provide different levels of security for the various target applications. For specific projects, due to the flexibility upon which the technology is built, we customize the generic readers to fit customer needs according to size and speed. Our current line of products, which support our customizable solutions, include the following:

o    SIGNASURE(TM) -- ADVANCED AUTHENTICATION READERS FOR SMART PROTECTION

     We believe that our new SignaSure(TM) series features advanced readers for fast, on-the-spot authentication of sensitive documents and branded products. The SignaSure(TM) readers are equipped with technology to provide users with maximum value by combining high security, exceptional functionality and cost effective solutions. The readers utilize proprietary algorithms and unique electro-optical techniques to authenticate covert SmartInk(TM) codes, which are created by mixing special chemical markers (taggants) into commercial inks, coatings and other media, and applying them, using standard printing processes, onto documents, tickets, product packaging and labels.

o SORTSURE(TM) -- IN-LINE VERIFICATION FOR HIGH-SPEED PROCESSING, QUALITY CONTROL AND AUDIT FUNCTION

     Our SortSure(TM) readers provide high-speed authentication and/or quality control in mass quantities. The embedded OEM kits enable seamless integration within existing equipment, whether backroom processing units, printing presses or inspection systems in distribution/return centers. One model incorporates a mechanized traversing arm for real-time quality control readings over web-based printing presses. All models utilize proprietary technology and unique electro-optical techniques to measure and/or authenticate covert SmartInk(TM) codes.


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


o    SMARTINK(TM) -- MACHINE READABLE AUTHENTICATION CODES FOR ADVANCED SECURITY

     Our SmartInk(TM) codes are secure encoded inks and coatings that provide authentication solutions ranging from a definitive "yes/no" verification to multi functional systems that allow for item identification, track & trace functionality, real-time encoding and debiting applications. SmartInk(TM) codes are created by mixing special chemical markers (taggants) into commercial inks, coatings and other media, and applying them, using any standard printing process, onto documents, tickets, product packaging and labels. All SmartInk(TM) marker/carrier mixtures are allocated with covert signatures, that, while being completely invisible and protected from reverse-engineering attempts, are easily detected by our line of readers, including the handheld field verification SignaSure(TM) readers and the high speed SortSure(TM) validator.

o    HOLOSURE(TM) -- COMBINING COVERT & OVERT SECURITY: A MULTI-TIER PROTECTION

     The HoloSure(TM), machine-readable hologram system consists of: a holographic image and a machine-readable coding. The HoloSure(TM) system combines the benefits of both systems into one feature that contains multiple levels of security.

     The machine-readable element is a unique fingerprint signature of a highly secure code incorporated in the hologram during standard production. The combination of this with an advanced decoding system with the ability to process multiple and changeable parameters provides a high level of protection.

o    POCKETSURE(TM) -- MOBILE AUTHENTICATION READERS FOR SMART PROTECTION

     Our new PocketSure(TM) reader represents an important addition to our highly regarded SignaSure(TM) reader line, which combines handheld, machine-readable detection with forensic-level analysis. We believe that our new PocketSure(TM) reader is a next-generation reader that offers customers enhanced mobility and economy. At 5.5 inches in length and weighing a mere 2.5 ounces, the PocketSure(TM) include single-code memory, audio and visual indicators, and the ability to operate on standard AAA batteries. PocketSure(TM) offers a significant benefit for warehouses, return centers, law enforcement agencies and retail organizations seeking to optimize their anti-counterfeiting and "reverse logistics" measures. Its simple-to-read LED, one-button operation, and replaceable batteries also make it easy to train a larger number of personnel. Together, our PocketSure(TM) and SignaSure(TM) can be combined to create multi-level security programs wherein a primary level of inspectors employ PocketSure(TM) for detection of a `base' covert code while a secondary level of security specialists employ SignaSure(TM) in the field to detect a more complex forensic-level code.

o    TRANSURE(TM) -- AUTOMATIC ANTI-COUNTERFEITING PUBLIC & MASS TRANSIT TICKETS

     We believe that our high-speed and automated TranSure(TM) security tickets system improves travelers' satisfaction, enhances security, curbs revenue loss and provides new earning streams. This tickets system has numerous applications such as mass transit (bus, rail and tram) system entry, travel and flight tickets, Automatic Fare Collection (AFC) systems and Access Control Gate (ACG) systems.

     We have developed an advanced automatic secure admission tickets and passes system for public transportation and mass transit systems to prevent the loss of income caused by counterfeit tickets. This system contains features such as invisible coded ink. Our electro-optic detector can only decode these invisible features. Our unique security tickets system is highly flexible and customizable and therefore, can protect all types of tickets: paper cards, PVC, PET, Teslin, magnetic cards, smart cards, contactless smart cards, etc. Our machine-readable encoded tickets ensure maximum security and are processed in fractions of a second, which allows mass-quantity processing and on spot processing (such as at the point-of-entrance to a terminal).

EMERGING TECHNOLOGY

     We also plan to develop products that permit high volume tagging and authentication without requiring a line of sight. We are currently working on the development of next-generation chipless label technology for low cost RFID applications. This RFID technology is being designed to permit "no line of sight" identification and will be suitable for a variety of applications, including authentication, supply chain management, proof of ownership, and life cycle information.

     The underlying concept of our new technology is to utilize the rules of diffraction phenomena and image/pattern recognition tools as the basis for ultra-low-cost passive chipless RFID tags. The existence of diffraction has limited the extent to which symbols or images (such as barcodes) can be compressed. When one symbol is placed too near another, its waves interfere with those of its neighbor ("diffraction") and vice versa, making it impossible to accurately read either bar. This limitation has restricted the density with which symbol-based code can be printed and, therefore, the minimum size required for machine-readable codes. By extension, this has also limited the number of digits which can be used in barcodes, for example.

     Current technologies do not take into account that it is possible to place two-dimensional objects within extremely high density, yet still use deductive methods to identify them. Our approach devises a code of simple objects, together with algorithms for interpreting the phenomena produced when they are printed close to each other. Although the labels produced using this method are two-dimensional, the phenomena itself produces a three-dimensional effect. In that way, it is possible to derive the exact position of the origin layout, even if behind an obstacle. This capability minimizes the challenge of correctly identifying objects that are located directly behind other objects, which is described by the trade as "collision."

     Our RFID technology is in the initial development phase, and our goal is to complete development with a view to launching our chipless label system by the end of 2007. We aim to include, without limitation, the following RFID deliverables:

     o    Fixed and hand-held readers;

     o    Specialized conductive inks;

     o    Unique symbology; and

     o    Printer quality control systems.

     If successfully developed, we believe that such technology could eventually replace the familiar barcode technology and other electronic article surveillance solutions that are currently available.

COMPETITION

     We are aware of other technologies, both covert and overt surface marking techniques, requiring decoding implements or analytical methods to reveal relevant information. These technologies are offered by other companies for the same anti-counterfeiting and anti-diversion purposes that we market our products. Our competitors, many of whom have greater financial resources than us, include:

     o Technology providers that typically offer a specific range of security solutions;

     o Security printers, which are generally well-established companies whose core business is printing. Security printing tends to be segregated from the bulk of the printing industry, implementing fundamentally the same technologies as those generally used by the printing industry but with specific 'twists' that are more complex, difficult to access or expensive to use;

     o Systems integrators, which have often evolved from other sectors in the printing industry, mainly security print manufacturers, technology providers or packaging and label manufacturers. These companies offer a wide range of security solutions, enabling them to offer a complete suite tailored to the customer's specific needs; and

     o Security consultancy groups, which offer a range of technologies from several technology providers and tailor a specific solution to end-customers, based on a preliminary process involving risk analysis and characterization of a comprehensive organizational security program.

     Competition in our markets is based upon price, service, quality, reliability and the ability to offer secure transaction products and services with the flexibility to meet a customer's particular needs. We believe our technology provides a unique and cost-effective solution that has certain common competitive advantages over other technologies. However, even technologies that are not as secure or reliable as our products may be competitive if they are marketed effectively and may also compete on the basis of other criteria, such as price. We believe that prospective customers typically consider the following criteria when choosing a security technology:

     o Level of security (e.g., multi-layer or single-layer solution, covert, overt);

     o Ability to support or be integrated with existing production, logistical processes and equipment;

     o    Ease of utilization/verification;

     o Ability to extend the use for various organizational uses (e.g., alteration, simulation, counterfeiting, diversion, supply chain management);

     o Safety and durability (i.e., ability to withstand environmental factors such as temperature, humidity, sunlight);

     o    Consistency and integrity of solution;

     o    Need for protection of variable vs. fixed data;

     o Flexibility of code location (e.g., location on package, on product, on different substrates);

     o In the case of overt features, attractiveness to consumer (i.e., added marketing value); and

     o Conclusiveness (i.e., can the technology provide conclusive evidence of counterfeiting).

     Strong competitive pricing pressures exist, particularly with respect to products whose customers seek to obtain volume discounts and economies of scale. In addition, alternative goods or services, such as those involving electronic commerce, could replace printed documents and thereby also adversely affect demand for our products.

RESEARCH AND DEVELOPMENT

     The technology and know-how upon which our products are based are subject to continued development of materials and processes to meet the demands of new applications and increased competition. We conduct most of our research and development activities at our facility in Rehovot, Israel. We believe our future success depends upon our ability to identify the requirements for future products and product enhancements, and to define, implement and successfully develop the technologies, including, without limitation, our next generation RFID technology, needed to deploy those products and product enhancements.

     We pursue a process-oriented strategy which includes efforts aimed at developing new or enhanced classes of products and services. As part of this strategy, we work closely with current and potential customers, distributors and other members of the industry to identify market needs and define appropriate product specifications. Our research and development expenditures totaled approximately $875,000 and $1,186,000 for fiscal years 2005 and 2006, respectively.

MANUFACTURING AND PRODUCTION

     The principal raw materials used by us for the manufacturing of our specialty inks include trace amounts of various chemicals and inks suitable for various printing methods. We believe that there are many sources for both these chemicals and the printing inks, which we currently purchase from major suppliers in Europe. Some of these chemicals, however, are considered rare, with prices in excess of $20,000 per pound for certain chemicals. We do not believe that we will have difficulty in continuing to procure these chemicals and printing inks given the number of suppliers, including, without limitation, suppliers located in the United States, Europe and Japan, from whom they can be procured. We currently subcontract the manufacturing of our specialty inks to various ink suppliers, who incorporate chemicals provided by us into the inks. To maintain the integrity and security of our specialty inks, we do not disclose the precise chemical ingredients to these ink suppliers.

     The principal raw materials used by us for the manufacturing of our readers include electronic components, optic components, plastics and other raw materials. We believe that these materials are in good supply and are available from multiple sources. We currently utilize subcontractors for the manufacturing of our readers.

PATENTS AND PROPRIETARY TECHNOLOGY

     Although our policy is to file patent applications to protect technology, inventions and improvements that are important to the development of our business, and although we will continue to seek the supplemental protection afforded by patents, we generally consider protection of our products, processes and materials to be more dependent upon proprietary knowledge, know-how and rapid assimilation of innovations than patent protection.

     With respect to the RFID technology being developed by us, we have filed five patent families related to various aspects of the RFID technology. Two of our patent families have been already matured into patents granted in the following jurisdictions: United States (US6,819,244 and US6,997,388), France, Germany, Switzerland and United Kingdom (EP1374156 and EP1599831). Our third patent family has been matured into a patent granted in the United States (US6,922,146), while it is still being examined in Europe. Regarding our forth patent family, we have recently filed an International Patent Application (PCT). In addition, regarding our fifth patent family, we have only recently filed a Provisional Patent Application with the United Stated Patent and Trademark Office, and we will need to decide by September 2007 on how to proceed.

     Our patent position is uncertain and may involve complex legal and factual issues. Consequently, we do not know whether our pending patent applications will result in the issuance of any patents, or whether the patents, if issued, will provide significant proprietary protection or will not be circumvented or invalidated. Since patent applications are maintained in secrecy until patents issue, and since publications of discoveries in scientific or patent literature tend to lag behind actual discoveries by several months, we cannot be certain that it was the first creator of inventions covered by pending patent applications or that it was the first to file patent applications for such inventions. Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or other patent offices to determine the priority of inventions, which could result in substantial cost to us.

     We require our employees, consultants and advisors to execute confidentiality agreements upon the commencement of any employment or consulting relationship with us. Each agreement provides that all confidential information developed or made known to the individual during the course of the relationship will be kept confidential and not disclosed to third parties except in specified circumstances. In the case of employees, the agreements provide that all inventions conceived by an individual will be the exclusive property of us, other than inventions unrelated to our business and developed entirely on the employee's own time. There can be no assurance, however, that these agreements will provide adequate protection or remedies for misappropriation of our trade secrets in the event of unauthorized use or disclosure of such information or that an independent third party will not develop functionally equivalent technology.

GOVERNMENT REGULATION

     Our scanning device and the next-generation radio frequency technology scanning equipment must comply with the regulations of the United States Federal Communications Commission, or the FCC, which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment's compliance with the FCC's rules. In addition, the equipment must be labeled according to the FCC's rules to show compliance with these rules. Electronic equipment permitted or authorized to be used by the FCC through our certification or verification procedures must not cause harmful interference to licensed FCC users, and it is subject to radio frequency interference from licensed FCC users.

EMPLOYEES

     As of May 11, 2007, we had seventeen employees located in Israel, including eleven engineers, four management and administrative personnel, and two operations personnel. In addition, as of May 11, 2007, we had eight employees located in the United States, one of whom is a member of our management, one of whom manages our operations in the United States, with the remaining six being sales, marketing and customer support personnel. We consider our relations with our employees to be satisfactory. We believe our future will depend in large part on our ability to attract and retain highly-skilled employees.

     The employees of InkSure Ltd. are entitled to "Dmey Havra'a" as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party. Dmey Havra'a is an employee benefit program whereby employees receive payments from their employer for vacation. In addition, InkSure Ltd. pays a monthly amount equal to 14.53% of the salary of each employee to an insurance policy, pension fund or combination of both, according to the request of such employee. Each employee pays a monthly amount to such insurance policy equal to 5% of such employee's salary. InkSure Ltd. pays a monthly amount up to 7.5% of each employee's salary to an educational fund in the name of such employee. Each employee pays a monthly amount to such fund equal to 2.5% of such employee's salary. Our wholly owned subsidiary, InkSure Ltd. makes cars available to some employees for their exclusive use. InkSure Ltd. pays all costs associated with these cars, whether fixed or variable, including without limitation, fuel, repairs and insurance.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     In this section, "Management's Discussion and Analysis," references to "we," "us," "our," and "ours" refer to InkSure Technologies, Inc., and its consolidated subsidiaries.

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the Financial Statements and the Notes thereto included in this report. This discussion contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this report the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to our management or us are intended to identify such forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Historical operating results are not necessarily indicative of the trends in operating results for any future period.

OVERVIEW

     We specialize in comprehensive security solutions, designed to protect branded products and documents of value from counterfeiting, fraud, and diversion. By creating "Smart Protection" systems from proprietary machine-readable authentication technologies, we help companies and organizations worldwide regain control over their most valuable assets, their products, their reputation and their revenues. We employ a team of experts in the fields of material science, electro-optics and software. We utilize cross-disciplinary technological innovations to implement customized and cost efficient security systems for data and asset integrity within the customers' existing infrastructure and environment.

     Our SmartInkTM solutions enable authentication and tracking of documents and products by adding special chemical markers to standard inks and coatings. The combination of markers, inks and materials produce electro-optic "signatures," unique codes that are seamlessly incorporated into the printed media used by the customer. Proprietary computerized readers, available in hand-held, stationary and modular kit configurations, quickly verify these codes by manual or automatic operation. By focusing on customer-driven solutions, we are able to offer added value through enhanced reader functionality, including high-speed automatic sorting, one-to-many code matching, first and second level track and trace, code activation at the point of distribution and detrimental authentication for debit applications. The inherent flexibility of our technology also enables overlaying the machine-readable codes onto holograms and other overt features, resulting in multi-layered security that is both effective and economical.

FACTORS AFFECTING FUTURE RESULTS

     INDUSTRY AND ECONOMIC FACTORS: Our operations and earnings are affected by local, regional and global events or conditions that affect supply and demand for products and services. These events or conditions are generally not predictable and include, among other things, general economic growth rates and the occurrence of economic recessions; the development of new supply sources; supply disruptions; technological advances, including advances in security technology and advances in technology relating to security usage; changes in demographics, including population growth rates and consumer preferences; and the competitiveness of alternative security sources or product substitutes.

     COMPETITIVE FACTORS: The brand and document protection industry is competitive. There is competition with the traditional document protection suppliers (mainly protection for bank notes) and also with other emergent "next generation" technology providers. We compete with other firms in the sale and purchase of various products and services in many national and international markets and employ all methods of competition, which are lawful and appropriate for such purposes. We believe that a key component of our competitive position is our technology.

     POLITICAL FACTORS: Our operations and earnings have been, and may in the future be, affected from time to time in varying degree by political instability and by other political developments and laws and regulations, such as forced divestiture of assets; restrictions on production; imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of our facilities, particularly those that are located in Israel; price controls; expropriation of property; and the cancellation of contract rights. Both the likelihood of such occurrences and their overall effect upon us vary greatly from country to country and are not predictable.

     PROJECT FACTORS: In addition to the factors cited above, the advancement, cost and results of particular projects depend on the outcome of negotiations with potential partners, governments, suppliers, customers or other third parties; changes in operating conditions or costs; and the occurrence of unforeseen technical difficulties.

     RISK FACTORS: See "Risk Factors" for discussion of the impact of market risks, financial risks and other uncertainties.

REVENUES

     We are currently concentrating on entering and implementing large-scale projects. These potential contracts are subject to a long sales cycle and the timetable is lengthy for entering and implementing such projects. These projects involve high volume sales through multiple-year sales contracts. In the 2006 fiscal year, approximately 64% of our revenues were earned from customers located in the United States.

COSTS AND OPERATING EXPENSES

     Costs and operating expenses consist of cost of revenues, research and development expenses, selling and marketing expenses, general and administrative expenses.

     Our cost of revenues consists primarily of materials, including taggants and electronic and optical parts, sub-contractors and compensation costs for our operations staff.

     Our research and development expenses consist primarily of costs associated with development of new generic products. These expenses may fluctuate as a percentage of revenue depending on the projects undertaken during the reporting period. Since our inception, we have expensed all research and development costs in each of the periods in which they were incurred.

     Our selling and marketing expenses consist primarily of costs associated with our direct sales force that have been incurred to attract potential business customers, professional advisors and commissions. We anticipate that, as we add new customers, we will be able to spread these costs over a larger revenue base and accordingly improve our operating margins.

     Our general and administrative expenses consist primarily of costs related to compensation and employees benefits of our management (including the costs of directors' and officers' insurance), legal and accounting fees, as well as the expenses associated with being a publicly traded company.

     We have not recorded any income tax benefit for net losses and credits incurred for any period from inception to December 31, 2006. The utilization of these losses and credits depends on our ability to generate taxable income in the future. Because of the uncertainty of our generating taxable income, we have recorded a full valuation allowance with respect to these deferred assets.

CRITICAL ACCOUNTING POLICIES

     Our financial statements are prepared in accordance with US GAAP. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis and which have been prepared in accordance with the historical cost convention, are set forth in Note 2 to the consolidated financial statements.

     Of these significant accounting policies, certain policies may be considered critical because they are most important to the portrayal of our financial condition and results, and they require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     REVENUE RECOGNITION. Revenues from product sales are recognized in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements," or SAB No. 104, when delivery has occurred, persuasive evidence of an agreement exists, the vendor's fee is fixed or determinable, no further obligation exists and collectability is probable. Delivery is considered to have occurred upon shipment of products. When a right of return exists, we defer revenues until the right of return expires. We do not grant a right of return to our customers.

     Revenues from certain arrangements may include multiple elements within a single contract. Our accounting policy complies with the provisions of Emerging Issues Task Force Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"), relating to the separation of multiple deliverables into individual accounting units with determinable fair value.

     In cases where we have partial delivery at the cut off dates and no fair value exists for the undelivered elements revenues are being deferred and recognized only at the point where the entire arrangement has been delivered.

     INVENTORIES. Inventories are stated at the lower of cost or market. Cost is determined on a "first in, first out" basis. We regularly review inventory values and quantities on hand and write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. In making the determination, we consider future sales of related products and the quantity of inventory at the balance sheet date, assessed against each inventory item's past usage rates and future expected usage rates. Changes in factors such as technology, customer demand, competing products and other matters could affect the level of our obsolete and excess inventory in the future.

     OTHER ACCRUED EXPENSES. We also maintain other accrued expenses. These accruals are based on a variety of factors including past experience and various actuarial assumptions and, in many cases, require estimates of events not yet reported to us. If future experience differs from these estimates, operating results in future periods would be impacted.

     DEFERRED INCOME TAXES. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and any valuation allowance recorded against net deferred tax assets. Due to the fact that the company has a history of losses, it is likely that the deferred tax will not be realized, therefore a valuation allowance of approximately $2,713,000 has been recorded as of December 31, 2006.

A.   RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes located elsewhere in this Report. The financial statements have been prepared in accordance with US Generally Accepted Accounting Principles, or GAAP.

     This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

     The following table sets forth, for the periods indicated, certain financial data expressed as a percentage of total revenue:

                                YEAR ENDED DECEMBER 31,
                                  2006          2005
                                  ----          ----

Revenues                           100%          100%
Cost of Revenues                    43            48
                                  ----          ----
Gross profit                        57            52

Operating expenses:
Research and development            59            54
Selling and marketing               95            95
General and administrative          68            38
Total operating expenses           222           188

Operating loss                    (165)         (136)
Financial income, net                9             0
                                  ----          ----

Net loss                          (155)         (136)
                                  ====          ====

YEAR ENDED DECEMBER 31, 2006 COMPARED WITH YEAR ENDED DECEMBER 31, 2005

     REVENUES. Revenues consist of gross sales of products. We are currently concentrating on entering and implementing large-scale projects. These potential contracts are subject to a long sales cycle and the timetable for entering and implementing such projects fluctuates. This affected our results in 2006. Our revenues increased by $376,000, or 23%, to $2,002,000 in 2006 from $1,626,000 in
2005.

     COST OF REVENUES. Cost of revenues consists of materials, sub-contractors and compensation costs. Cost of revenues increased by $79,000, or 10%, to $863,000 in 2006, from $784,000 in 2005. The increase in cost of revenues is mainly due to the increase of sales, offset by the decrease of cost as a percentage of revenues. Cost of revenues as a percentage of sales was 43 % in 2006, compared with 48% in 2005. The decrease in cost of revenues as a percentage of sales is the result of our continued efforts to reduce the bill of material of our products. Cost of revenue included a non-cash expense of $8,000 related to the implementation of SFAS No. 123(R).

     RESEARCH AND DEVELOPMENT EXPENSES, NET. Research and development expenses, net, consist primarily of compensation costs attributable to employees engaged in ongoing research and development activities, development-related raw materials and sub-contractors and other related costs. Research and development expenses increased by $311,000, or 36%, to $1,186,000 in 2006 from $875,000 in
2005. This increase in research and development expenses is primarily related to the development and implementation of our RFID technology, and to a non-cash expense of $76,000 as a result of the implementation of SFAS No. 123(R).

     SELLING AND MARKETING EXPENSES. Selling and marketing expenses consist primarily of costs relating to compensation attributable to employees engaged in sales and marketing activities, promotion, advertising, trade shows and exhibitions, sales support, travel, commissions and related expenses. Selling and marketing expenses increased by $354,000, or 23%, to $1,903,000 in 2006, from $1,549,000 in 2005. This increase in selling and marketing expenses was primarily due to higher marketing expenses related to the new sales agreements we have entered into, to a new Vice President of Sales for the Far East and to a non-cash expense of $176,000 as a result of the implementation of SFAS No. 123(R). We believe that our significant investment in sales and marketing activities over time will contribute to our short-term and long-term sales levels.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel, office maintenance, insurance, legal, accounting and administrative costs. General and administrative expenses increased by $727,000, or 116%, to $1,352,000 in 2006, from $625,000 in 2005. This increase was primarily due to a non-cash expense of $631,000 as a result of the implementation of SFAS No. 123(R).

     FINANCIAL INCOME, NET. Financial income, net, amounted to $190,000 in 2006, versus an expense of $6,000 in 2005. The financial income was primarily due to non-cash financial income relating to the convertible notes issued on September 2005.

     NET LOSS. We had a net loss of $3,112,000 in 2006, compared with a net loss of $2,213,000 in 2005, which is an increase of $899,000, or 41%. The increase in net loss in 2006 in comparison with 2005 is primarily due to our increase in operating expenses and to a non-cash expense of $891,000 as a result of the implementation of SFAS No. 123(R).

B.   LIQUIDITY AND CAPITAL RESOURCES

     We have incurred substantial losses since our inception in May 2000. We had an accumulated deficit of approximately $15,099,000 as of December 31, 2006, and had a working capital (current assets less current liabilities) of approximately $3,035,000 as of December 31, 2006.

     Capital expenditures were approximately $103,000 in 2006 and $188,000 in 2005. These expenditures were principally for computers and research and development equipment purchases. We do not have any material commitments for capital expenditures for the year ending December 31, 2006.

     As of December 31, 2006, we had cash, cash equivalents and short-term deposits of approximately $2,412,000, compared to $5,089,000 in 2005. This decrease is primarily the result of our continuing investments in research and development and selling and marketing expenses. We had no short-term bank credit in each of 2006 and 2005.

     We generated negative cash flow from operating activities of approximately $3,019,000 in 2006 compared to $1,748,000 in 2005.

     We believe that cash generated from operations and cash from the 2005 private placement will provide sufficient cash resources to finance our operations and the projected expansion of our marketing and research and development activities for the next 12 months. However, if our operations do not generate cash to the extent currently anticipated, or we grow more rapidly than currently anticipated, it is possible that we would require more funds than presently anticipated.

C.   RESEARCH AND DEVELOPMENT; PATENTS AND LICENSES

     We believe that our future success will depend upon our ability to enhance our existing products and systems and introduce new commercially viable products and systems addressing the demands of the evolving markets for brand and document protection. As part of the product development process, we work closely with current and potential customers, distribution channels and leaders in certain industry segments to identify market needs and define appropriate product specifications. Our employees also participate in industry forums in order to stay informed about the latest industry developments.

     Our research and development expenses were approximately $775,000 in 2004, $875,000 in 2005 and $1,186,000 in 2006. To date, all research and development expenses have been charged to operating expense as incurred.

     With respect to the RFID technology being developed by us, we have filed five patent families related to various aspects of the RFID technology. Two of our patent families have been already matured into patents granted in the following jurisdictions: United States (US6,819,244 and US6,997,388), France, Germany, Switzerland and United Kingdom (EP1374156 and EP1599831). Our third patent family has been matured into a patent granted in the United States (US6,922,146), while it is still being examined in Europe. Regarding our forth patent family, we have recently filed an International Patent Application (PCT). In addition, regarding our fifth patent family, we have only recently filed a Provisional Patent Application with the United Stated Patent and Trademark Office, and we will need to decide by September 2007 on how to proceed.

D.   CONTRACTUAL OBLIGATIONS AND COMMITMENTS

     Our contractual obligations and commitments as of December 31, 2006 principally include obligations associated with our future-operating lease obligations and the lease of several automobiles. Our total future obligation is $101,000 until September 2007. See Note 8 to the Consolidated Financial Statements. We expect to finance these contractual commitments from cash on hand and cash generated from operations.

                             DESCRIPTION OF PROPERTY

     We maintain our executive offices in approximately 2,000 square feet of space that is located in Fort Lauderdale, Florida, pursuant to a lease which expires in October 2007. Our lease payments are approximately $2,800 per month. We maintain our research and development facilities in Rehovot, Israel. The facilities we lease in Israel are approximately 1,300 square feet pursuant to a lease expiring in September 2007. Monthly lease payments for such facility are approximately $4,000 per month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our Audit Committee reviews and approves in advance all related-party transactions. There have been no transactions during fiscal year 2006 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates or with any "related person" as the SEC has defined that term in Item 404 of Regulation S-B of the securities Act.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The following table sets forth, for the fiscal periods indicated, the high and low bid prices of our common stock as reported by the Over The Counter Bulletin Board under the symbol "INKS.OB" for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                  HIGH          LOW
                                                  -----        -----
FISCAL YEAR 2005
      1st Quarter                                 $1.77        $1.25
      2nd Quarter                                 $2.21        $1.20
      3rd Quarter                                 $4.17        $2.20
      4th Quarter                                 $4.03        $2.55

FISCAL YEAR 2006
      1st Quarter                                 $3.90        $1.95
      2nd Quarter                                 $3.64        $1.60
      3rd Quarter                                 $2.10        $1.40
      4th Quarter                                 $3.65        $1.29

FISCAL YEAR 2007
      1st Quarter                                 $2.88        $1.85
      2nd Quarter (through May 11, 2007)          $2.25        $2.05

----------

     As of May 11, 2007, there were approximately 51 holders of record of our common stock.

     We have not paid dividends on our common stock since inception and do not intend to pay any dividends to our stockholders in the foreseeable future. We currently intend to retain earnings, if any, for the development of our business. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other factors our board of directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about shares of our common stock that may be issued upon the exercise of options and warrants under all of our existing compensation plans as of December 31, 2006. Our stockholder-approved equity compensation plan consists of the 2002 Employee, Director and Consultant Stock Option Plan. We have a number of options and warrants which were granted pursuant to equity compensation plans not approved by security holders and such securities are aggregated in the table below.

                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                            NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE      FUTURE ISSUANCE UNDER EQUITY
                              ISSUED UPON EXERCISE OF      PRICE OF OUTSTANDING               COMPENSATION PLANS
                          OUTSTANDING OPTIONS, WARRANTS    OPTIONS, WARRANTS AND            (EXCLUDING SECURITIES
      PLAN CATEGORY                AND RIGHTS                     RIGHTS                   REFLECTED IN COLUMN (A))

                                       (A)                          (B)                             (C)
Equity compensation
plans approved by
security holders                    1,962,400                    $1.520                             749,850
Equity compensation
plans not approved by
security holders                      906,239                    $1.257                                   0
                                    ---------                                                       -------
          TOTAL                     2,868,639                                                       749,850

----------

     We have authorized the issuance of equity securities under the compensation plans described below without the approval of stockholders. No additional options, warrants or rights are available for issuance under any of these plans, except for additional shares which may become purchasable under warrants with anti-dilution protection as noted below. We have either already registered or are currently registering for resale the common stock underlying all of these plans.

     o Commonwealth Associates, L.P. warrants, dated July 5, 2002, July 31, 2002 and September 6, 2002: We issued warrants to purchase shares of InkSure Delaware common stock in connection with Commonwealth's role as placement agent in a private placement of InkSure Delaware's securities. The warrants were to purchase an aggregate of 550,933 shares of InkSure Delaware common stock at an exercise price of $1.61 per share. In connection with the merger of InkSure Delaware with our wholly-owned subsidiary, these warrants to purchase shares of InkSure Delaware common stock were converted into warrants to purchase shares of our common stock. As of December 31, 2006, warrant holders had exercised 273,161 warrants.

     o Elie Housman option, dated February 6, 2002: We issued an option to purchase up to 478,469 shares of InkSure Delaware common stock at an exercise price of $0.966 per share, with an expiration date of February 6, 2009. In connection with the merger of InkSure Delaware with our wholly-owned subsidiary, these options to purchase shares of InkSure Delaware common stock were converted into options to purchase shares of our common stock.

     o March 15, 2005 warrant issued to Mr. Jerry Falkner: We issued a warrant to Mr. Falkner to purchase up to 50,000 shares of our common stock in connection with services he rendered to us. The warrant will expire in 10 years and has an exercise price of $1.40 per share.

     o June 14, 2006 warrant issued to Mr. Peter McMullin: We issued a warrant to Mr. McMullin to purchase up to 90,000 shares of our common stock in connection with services he rendered to us. The warrant will expire in 5 years and has an exercise price of $1.60 per share.

     o June 14, 2006 warrant issued to Jesup and Lamont securities corporation: We issued a warrant to Jesup and Lamont securities corporation to purchase up to 10,000 shares of our common stock in connection with services they rendered to us. The warrant will expire in 5 years and has an exercise price of $1.60 per share.

     EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2006 and 2005 to (1) our Chief Executive Officer and (2) our two most highly compensated executive officers, other than our Chief Executive Officer, who earned more than $100,000 during the fiscal year ended December 31, 2006. The table includes an additional executive who would have been among the two most highly compensated executive officers, other than our Chief Executive Officer, except for the fact that he was not serving as an executive officer of the company as of the end of December 31, 2006.

                                                              BONUS        OPTION
                                                               ($)         AWARDS            ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR      SALARY ($)       (1)           ($)          COMPENSATION ($)          TOTAL ($)
  ---------------------------       ----      ----------       ---           ---          ----------------          ---------
Elie Housman,                       2005       110,000          -                -                  -                 110,000
CHIEF EXECUTIVE OFFICER             2006       120,000          -           87,600                  -                 207,600

Yaron Meerfeld,                     2005       142,000          -                -             12,000 (2)            154,000
CHIEF OPERATING OFFICER             2006       145,000          -          107,800             12,000 (2)            264,800

Mickey Brandt,                      2005             -          -                -                  -                      -
VICE PRESIDENT, CHIEF FINANCIAL
OFFICER, SECRETARY AND
TREASURER (3)                       2006        52,000                      25,300              4,000 (2)              81,300

Eyal Bigon,                         2005       128,000          -                -             12,000 (2)             140,000
 VICE PRESIDENT, CHIEF
FINANCIAL OFFICER, SECRETARY
AND TREASURER(4)                    2006       104,000          -                -              8,000 (2)             112,000

----------

(1) We have not paid nor will we pay any cash bonuses for 2005 and 2006 performance.

(2) Reflects expenses incurred by the company in connection with leasing and using a car.

(3) Mr. Brandt commenced employment with us on July 13, 2006. His annual salary for fiscal year 2006 was $52,000.

(4) Mr. Eyal Bigon's last date of employment as our Chief Financial Officer, Secretary and Treasurer was August 30, 2006.

EMPLOYMENT AGREEMENTS

     On May 23, 2005, the company's board of directors appointed Elie Housman, chairman of the company, to the position of chief executive officer of the company. Mr. Housman has remained chairman and a director of the company. Mr. Housman has an employment agreement with the company. The agreement provides for an annual base salary of $120,000. Pursuant to the agreement, Mr. Housman has been granted an option to purchase 250,000 shares of the company's common stock, which options expire five years from the date of grant and are exercisable at a price per share of $1.30. The agreement will expire in February 2008 and either party may terminate the agreement on ten days' prior written notice or upon the occurrence of certain events constituting cause or good reason. In the event the agreement is terminated without cause or good reason, Mr. Housman would be entitled to a lump sum severance payment equal to Mr. Housman's annual base salary. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses, confidentiality and non-competition.

     On May 23, 2005, the company's board of directors appointed Yaron Meerfeld the to the position of chief operating officer of the company, effective as of the date of Mr. Meerfeld's resignation as the chief executive officer of the company. Mr. Meerfeld remains a director of the company. Mr. Meerfeld has an employment agreement with the company. The agreement provides for an annual base salary of $108,000, plus customary payments that are made to employees in Israel and the use of a company automobile. Mr. Meerfeld may terminate the agreement on180 days' prior written notice and the company may terminate the agreement on270 days' prior written notice, provided that the company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses and confidentiality.

     On July 17, 2006, the company entered into an employment agreement with Mickey Brandt, the chief financial officer, vice-president, secretary and treasurer of the company. The agreement provides for an annual base salary of $100,000, plus customary payments that are made to employees in Israel and the use of a company's automobile. Mr. Brandt may terminate the agreement on 90 days' prior written notice and the company may terminate the agreement on 90 days' prior written notice, provided that the company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses, confidentiality and non-competition.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table shows stock option awards outstanding on the last day of the fiscal year ended December 31, 2006 for each of the executive officers named in the Summary Compensation Table.

                                                   OPTION AWARDS
                    ----------------------------------------------------------------------------------
                                                  EQUITY INCENTIVE
                       NUMBER        NUMBER OF      PLAN AWARDS:
                         OF          SECURITIES      NUMBER OF
                     SECURITIES      UNDERLYING      SECURITIES
                     UNDERLYING      UNEXERCISED     UNDERLYING
                     UNEXERCISED     OPTIONS        UNEXERCISED
                      OPTIONS           (#)           UNEARNED          OPTION EXERCISE       OPTION
                        (#)        UNEXERCISABLE      OPTIONS                PRICE          EXPIRATION
        NAME        EXERCISABLE         (2)             (#)                   ($)              DATE
        ----        -----------    -------------    -----------         ---------------     ----------
        (a)             (b)             (c)             (d)                   (e)              (f)
Elie Housman(1)       478,467             -             -                     0.966          02/2009
                      200,000                           -                     0.8            02/2019
                       50,000                           -                     1.25           09/2009
                      125,000       125,000(3)          -                     1.3            05/2010
                       43,333        21,667(4)          -                     2.56           01/2001

Yaron Meerfeld(1)     200,000                           -                     0.8            09/2009
                       50,000                           -                     1.25           05/2010
                       53,333        26,667(5)          -                     2.56           01/2011

Mickey Brandt(1)            -       100,000(6)          -                     1.65           07/2011

Eyal Bigon(1)               -             -             -                     -                    -

----------

(1) The options were granted pursuant to our 2002 Employee, Director and Consultant Stock Plan.

(2) The outstanding option agreements issued under the company's 2002 Employee, Director and Consultant Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control.

(3)  125,000 options will vest on May 19, 2007.

(4)  21,666 options will vest on December 1, 2008.

(5)  26,667 options will vest on January 12, 2008.

(6) 33,333 options will vest on each of July 17, 2007, July 17, 2008 and 33,334 options will vest on July 17, 2009.

                              DIRECTOR COMPENSATION

     The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2006:

                             FEE EARNED OR   OPTION    ALL OTHER
                             PAID IN CASH    AWARDS   COMPENSATION
              NAME                ($)         ($)          ($)        TOTAL ($)
              ----           ------------    ------   ------------    ---------

PHILIP M. GETTER                   -         56,800         -          56,800
ALBERT ATTIAS                      -         37,800         -          37,800
DAVID W. SASS                      -         37,800         -          37,800
PIERRE L. SCHOENHEIMER(1)          -         11,000         -          11,000
JAMES E. LINEBERGER(2)             -         45,700         -          45,700
MICHAEL ACKS(3)                    -         42,600         -          42,600

----------

(1) Mr. Schoenheimer joined our board of directors on August 22, 2006.

(2) Mr. Linberger resigned from our board of directors on March 26, 2007.

(3) Mr. Acks resigned from our board of directors on February 16, 2007.

     The following is a description of the standard compensation arrangement under which our directors are compensated for their service as directors, including as members of the various committees of our board. The company's policy is to pay no cash compensation to members of the board of directors for attendance at board of directors meetings or committee meetings.

     Directors are entitled to receive options under the company's 2002 Employee, Director and Consultant Stock Option Plan. On February 1, 2006, the company granted options to purchase shares of common stock to each of its non-employee directors for the fiscal year ended December 31, 2006. Each director received a base quantity of 24,000 options and additional options based on such person's membership in committees of the board of directors except for Mr. Schoenheimer. A chairman of a board's committee is entitled to an additional 6,000 options and a member of a board's committee is entitled to an additional 3,000 options. The exercise price of such options was $2.65, the closing market price of our common stock on the date of grant, February 1, 2006, as reported by the Over the Counter Bulletin Board. Such options become exercisable on the first anniversary of the date of grant. During fiscal year 2006, Messrs. Getter (Chairman), Lineberger, and Acks were members of our Audit Committee, Messrs. Attias, Getter (Chairman) and Sass were members of the Compensation Committee and Messrs. Lineberger and Getter were non-employee members of our Executive Committee. Mr. Schoenheimer joined our board of directors on August 22, 2006 and received 10,000 options on the same date. The exercise price of such options was $1.85, the closing market price of our common stock on the date of the grant, as reported by the over the Counter Bulletin Board. Such options became exercisable on February 1, 2007.

         HOW TO OBTAIN MORE INFORMATION ABOUT INKSURE TECHNOLOGIES INC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock being offered by the selling securityholders. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our common stock offered by the selling securityholders, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at the address set forth above, and copies of all or any part of the registration statement may be obtained from such office upon payment of the fees prescribed by the Securities and Exchange Commission. In addition, the registration statement may be accessed at the Securities and Exchange Commission's web site. Statements contained in this Prospectus as to the contents of any contract or other document are not purported to be complete and, where applicable, reference is made to the copy of such contract or document filed as an exhibit to the registration statement.

                 INKSURE TECHNOLOGIES INC. AND ITS SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2006

                            U.S. DOLLARS IN THOUSANDS

                                      INDEX

                                                                      PAGE
                                                                  ------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               F-2

CONSOLIDATED BALANCE SHEET                                         F-3 - F-4

CONSOLIDATED STATEMENTS OF OPERATIONS                                 F-5

STATEMENTS OF CHANGES IN DEFICIENCY                                   F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-8 - F-24

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE STOCKHOLDERS OF

                            INKSURE TECHNOLOGIES INC.

     We have audited the accompanying consolidated balance sheet of InkSure Technologies Inc. ("the Company") and its subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountant,
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
March 21, 2007

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                               DECEMBER 31,
                                                                  2006
                                                                 ------
    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                      $  403

  Short-term deposit                                              2,009
  Trade receivables                                                 244
  Other accounts receivable and prepaid expenses (Note 3)           437
  Inventories (Note 4)                                              506
                                                                 ------

Total current assets                                              3,599
                                                                 ------


PROPERTY AND EQUIPMENT, NET (Note 5)                                347
                                                                 ------

DEFERRED CHARGES                                                    528
                                                                 ------

GOODWILL                                                            271
                                                                 ------

Total assets                                                     $4,745
                                                                 ======

The accompanying notes are an integral part of the consolidated financial statements.

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                            DECEMBER 31,
                                                               2006
                                                             --------

    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Trade payables                                             $    228
  Employees and payroll accruals                                  144
  Accrued expenses and other payables                             192
                                                             --------

Total current liabilities                                         564
                                                             --------

Convertible notes, net (Note 7)                                 5,518
                                                             --------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' DEFICIENCY:
  Stock capital (Note 9):
    Preferred stock of $ 0.01 par value -
      Authorized: 10,000,000 shares; Issued and
      outstanding: 0 shares as of 12/31/2006
      and 12/31/2005
    Common stock of $ 0.01 par value -
      Authorized: 35,000,000; Issued and outstanding:
      15,839,559 and 15,234,854 as of
      12/31/2006 and 12/31/2005 respectively                      158
  Additional paid-in capital                                   13,486
  Accumulated other comprehensive income                          118
  Accumulated deficit                                         (15,099)
                                                             --------

Total stockholders' deficiency                                 (1,337)
                                                             --------

Total liabilities and stockholders' deficiency               $  4,745
                                                             ========

The accompanying notes are an integral part of the consolidated financial statements.

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                   YEAR ENDED DECEMBER 31,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------

Revenues (Note 12)                              $      2,002    $      1,626

Cost of revenues                                         863             784
                                                ------------    ------------

Gross profit                                           1,138             842
                                                ------------    ------------

Operating expenses:

  Research and development, net                        1,186             875
  Selling and marketing                                1,903           1,549
  General and administrative                           1,352             625
                                                ------------    ------------

TOTAL operating expenses                               4,441           3,049
                                                ------------    ------------

Operating loss                                        (3,302)         (2,207)

Financial income (expense), net                         (125)              5
Non cash financial  income (expenses)
  related to convertible notes, net                      315             (11)
                                                ------------    ------------
Financial income (expenses), net (Note 11)               190              (6)

Net loss                                        $     (3,112)   $     (2,213)
                                                ============    ============


Basic and diluted net loss per share            $       (0.2)   $      (0.15)
                                                ============    ============

Weighted average number of shares of
  Common stock used in computing basic
  and diluted net loss per share                  15,238,942      15,071,152
                                                ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                                                   ACCUMULATED                      TOTAL
                                                       ADDITIONAL     DEFERRED        OTHER                     STOCKHOLDERS'
                                           SHARE        PAID-IN     STOCK-BASED    COMPREHENSIVE  ACCUMULATED      EQUITY
                                          CAPITAL       CAPITAL     COMPENSATION     INCOME        DEFICIT      (DEFICIENCY)
                                          --------      --------      --------       --------      --------       --------
Balance as of January 1, 2005             $    150      $ 12,031             -       $    118      $ (9,774)      $  2,525
Grant of warrant                                 -            58           (58)             -             -              -
Amortization of deferred stock-based
  compensation                                                              46                                          46
Conversion of 368,429 warrants into
  223,278 ordinary shares                        2            71             -              -             -             73

  Net loss                                       -             -             -              -        (2,213)        (2,213)
                                          --------      --------      --------       --------      --------       --------

Balance as of December 31, 2005                152        12,160           (12)           118       (11,987)           431
Stock-  based compensation                       -           891             -              -             -            891
Amortization of deferred stock -
  based compensation                             -             -            12              -             -             12
Conversion of 380,723 warrants
  into 354,442 ordinary shares                   4           186             -              -             -            190
Conversion of 249,283 options
  into 249,283 ordinary shares                   2           249             -              -             -            251
  Net loss                                       -             -             -              -        (3,112)        (3,112)
                                          --------      --------      --------       --------      --------       --------

Balance as of December 31, 2006           $    158      $ 13,486             -       $    118      $(15,099)      $ (1,337)
                                          ========      ========      ========       ========      ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

                                                       INKSURE TECHNOLOGIES INC.
                                                            AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                                 ---------------------
                                                                                   2006          2005
                                                                                 -------       -------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $(3,112)      $(2,213)
   Adjustments required to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                    89           264
     Accrued severance pay, net                                                        -             4
     Decrease (increase) in trade receivables                                        115           (42)
     Non cash financial income related to convertible notes, net                    (459)            -
     Increase  in other accounts receivable and prepaid expenses                    (174)          (20)
     Decrease (increase) in inventories                                               89           (65)
     (Decrease) increase in trade payables                                          (266)          113
     Increase (decrease) in employees and payroll accruals                            22            (3)
     Increase in accrued expenses                                                      -           305
     Stock - based compensation                                                      903             -
     Decrease in other payables                                                     (227)          (91)
                                                                                 -------       -------

 Net cash used in operating activities                                            (3,019)       (1,748)
                                                                                 -------       -------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                               (103)         (188)
   Proceeds from sales of property                                                     4             -
   Investment in short-term bank deposits                                              -        (4,357)
   Proceeds from short-term bank deposits                                          2,348             -
                                                                                 -------       -------

 Net cash used in investing activities                                             2,249        (4,545)
                                                                                 -------       -------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Conversion of options to Common Stock                                             251             -
   Conversion of warrants to Common Stock                                            190            73
   Issuance of convertible notes, net of deferred charges                              -         4,741
   Issuance of warrants to purchase convertible notes                                  -           563
                                                                                 -------       -------

 Net cash provided by financing activities                                           441         5,377
                                                                                 -------       -------

 Decrease in cash and cash equivalents                                              (329)         (916)
 Cash and cash equivalents at the beginning of the year                              732         1,648
                                                                                 -------       -------

 Cash and cash equivalents at the end of the year                                $   403       $   732
                                                                                 =======       =======

Supplemental cash flow information:
Cash paid for interest                                                           $   240       $    60
                                                                                 -------       -------

The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1: GENERAL

     a. InkSure Technologies Inc. was incorporated under the laws of the State of Nevada, U.S., on April 22, 1997. On July 8, 2003, InkSure Technologies Inc. effected a reincorporation from Nevada to Delaware, through a merger with and into its wholly-owned subsidiary, InkSure Technologies (Delaware) Inc., which was incorporated as of June 30, 2003. The surviving corporation in the merger was InkSure Technologies (Delaware) Inc., which thereafter renamed itself InkSure Technologies Inc.

          InkSure Technologies Inc. and its subsidiaries (together, "the Company") specialize in comprehensive security solutions, designed to protect branded products and documents of value from counterfeiting, fraud and diversion. During 2006, the Company generated most of its revenues from major customers (see also Note 12).

          The Company conducts its operations and business with and through direct and indirect subsidiaries: InkSure Inc., a Delaware corporation incorporated in March 2000; IST Operating Inc., a Delaware corporation, incorporated in May 2000 (formerly: InkSure Technologies Inc.) (as of December 31, 2006, IST Operating Inc. is inactive); InkSure Ltd., which was incorporated in December 1995 under the laws of Israel; and InkSure RF Inc., a Delaware corporation incorporated in March 2000 (as of December 31, 2006, InkSure RF Inc. is inactive).

     b. As reflected in the accompanying financial statements, the Company's operations for the year ended December 31, 2006, resulted in a net loss of $3,112 and the Company's balance sheet reflects a net stockholders' deficit of $1,337. The Company had a working capital (current assets less current liabilities) of approximately $3,035.

          As of December 31, 2006, the Company had cash, cash equivalents and short-term deposits of approximately $2,412, compared to $5,089 as of December 31, 2005. Management's plans in this regard include raising additional cash from current and potential stockholders and lenders and increasing the marketing of its current and new products. The Company believes that the current amount of cash, cash equivalents and short-term deposits will be sufficient for 12 months.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements are prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

     a.   Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     b.   Financial statements in U.S. dollars:

          A majority of the U.S. subsidiary's sales is made in U.S. dollars ("the dollar"). In addition, a substantial portion of the U.S. subsidiary costs is incurred in dollars and the majority of the expenses of the Israeli subsidiary is paid in new Israeli shekels ("NIS"); however, most of the expenses are denominated in U.S. dollars. The Company's management believes that the dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the dollar.

          Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of the Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses of the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

     c.   Principles of consolidation:

          The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

     d.   Cash equivalents:

          Cash equivalents are short-term highly liquid investments purchased with maturities of three months or less as of the date acquired.

     e.   Inventories:

          Inventories are stated at the lower of cost or market value. Cost is determined as follows:

          Raw materials, parts and supplies - using the "first-in, first-out" method.

          Work in progress and finished products - on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

     f.   Property and equipment, net:

          Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets as follows:

                                                              YEARS
                                                   -----------------------------

          Computers and peripheral equipment                   3-5
          Office furniture and equipment                       5-17
          Leasehold improvements                   Over the shorter of the term
                                                   of the lease or the life of
                                                            the asset

     g.   Goodwill:

          Goodwill represents excess of the costs over the fair value of net assets of businesses acquired. Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") requires goodwill to be tested for impairment at least annually or between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Goodwill attributable to the reporting unit is tested for impairment by comparing the fair value of the reporting unit with its carrying value. Fair value is determined according to a financing round between unrelated parties.

          As of December 31, 2006, no impairment losses have been identified.

     i.   Impairment of long-lived assets

          The Company's long-lived assets and certain identified intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2006, no impairment losses have been identified.

     j.   Revenue recognition:

          The Company generates revenues mainly from sales of security inks and readers through a combination of its own sales personnel, strategic alliances and licenses with intermediaries.

          Revenues from product sales are recognized in accordance with "Revenue Recognition in Financial Statements" ("SAB No. 104"), when delivery has occurred, persuasive evidence of an agreement exists, the vendor's fee is fixed or determinable, no further obligation exists and collectability is probable. Delivery is considered to have occurred upon shipment of products. The Company does not grant a right of return to its customers.

          Revenues from certain arrangements may include multiple elements within a single contract. The Company's accounting policy complies with the provisions of Emerging Issues Task Force Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"), relating to the separation of multiple deliverables into individual accounting units with determinable fair value.

          In cases where the Company has performed partial delivery at the cut off dates and no fair value exist for the undelivered elements, revenues are being deferred and recognized only at the point where the entire arrangement has been delivered.

     k.   Warranty:

          The Company provides a warranty for its products. The term of the warranty is three months for hardware products and up to 18 months for Smartink products.

          As of the balance sheet date, the Company did not receive any warranty claims and does not expect to receive any material warranty claims in the future. Therefore, the Company did not record a liability in respect of the warranty.

     l.   Research and development costs:

          Research and development costs are charged to the statement of operations, as incurred.

     m.   Basic and diluted net loss per share:

          Basic and diluted net loss per share is presented in accordance with Statement of Accounting Financial Standards No. 128, "Earnings Per Share" ("SFAS No. 128") for all periods presented. Basic and diluted net loss per share of Common stock was determined by dividing net loss attributable to Common stock holders by weighted average number of shares of Common stock outstanding during the period. Diluted net loss per share of Common stock is the same as basic net loss per share of Common stock for all periods presented as the effect of the Company's potential additional shares of Common stock were antidilutive.

          All outstanding stock options and warrants have been excluded from the calculation of the diluted net loss per share of Common stock because all such securities are anti-dilutive for the periods presented. The total number of shares related to the outstanding options and warrants excluded from the calculations of diluted net loss per share, was 3,570,172 and 3,017,003 for the years ended December 31, 2006 and 2005, respectively.

     n.   Income taxes:

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

     o.   Concentrations of credit risk:

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

          Cash and cash equivalents are invested in major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments.

          The trade receivables of the Company are mainly derived from sales to customers located in the United States. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. As of December 31, 2006 the Company recorded $1 as allowance for doubtful accounts. In certain circumstances, the Company may require letters of credit, other collateral or additional guarantees.

          The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

     p.   Fair value of financial instruments:

          The following methods and assumptions were used by the Company in estimating fair value and disclosures for financial instruments:

          The carrying amounts reported in the balance sheet for cash and cash equivalents, trade receivables, and trade payables approximate their fair value due to the short-term maturities of such instruments.

     q.   Accounting for stock-based compensation:

          Stock-Based Compensation Plans--Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS No.
          123R) requiring that compensation cost relating to share-based payment awards made to employees and directors be recognized in the financial statements. The principal awards issued under Company stock-based compensation plans, which are described in Note 12, "Stock-Based Compensation Plans" include stock options. The cost for such awards is measured at the grant date based on the calculated fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods (generally the vesting period of the equity award) in the Consolidated Statement of Operations. The following table summarizes the effects of stock-based compensation resulting from the application of SFAS No. 123 (revised 2004) included in Statement of Operations as follows:

     q.   Accounting for stock-based compensation (Cont.):

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                     -------
                                                                      2006
                                                                     -------

          Cost of revenues                                           $     8
          Research and development, net                                   76
          Selling and marketing                                          176
          General and administrative                                     631
                                                                     -------
                                                                     $   891

          Net loss as reported                                       $(3,112)
          Total stock-based employee compensation determined
          under fair value based method for all awards                  (891)
                                                                     -------

          Pro forma net loss                                         $(2,221)
                                                                     =======

          Net loss per share:

          Basic and diluted as reported                              $  (0.2)
                                                                     =======

          Basic and diluted pro-forma                                $ (0.15)
                                                                     =======

          Prior to January 1, 2006, the Company accounted for share-based compensation cost using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations. The Company also followed disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". Under APB No. 25 there was no material compensation cost recognized in the Consolidated Statement of Operations for our stock option awards.


          The Company adopted SFAS No. 123R using the modified prospective method and, accordingly, the Consolidated Statement of Operations for prior years has not been restated to reflect the fair value method of recognizing compensation cost relating to stock options. Share-based compensation cost relating to stock options recognized in 2006 is based on the value of the portion of the award that is ultimately expected to vest. SFAS No. 123R requires forfeitures to be estimated at the time of grant in order to estimate the portion of the award that will ultimately vest. The estimate is based on the Company historical rates of forfeiture.

          Compensation cost related to stock options is recognized in operating results (included in cost of revenues, research and development, selling and marketing, general and administrative expenses) under SFAS No. 123R in 2006 was $524,000. Compensation cost related to stock options recognized in our Consolidated Statement of Operations in 2006 includes (1) compensation cost for stock option awards granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the pro forma provisions of SFAS No. 123 and (2) compensation cost for stock option awards granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R.

          The following table illustrates the effect on net income and earnings per share as if we had applied the fair value recognition provisions of SFAS No. 123 in the years prior to the adoption of FAS No. 123R.

     q.   Accounting for stock-based compensation (Cont.):

                                                                 YEAR ENDED
                                                                 DECEMBER 31,
                                                                  -------
                                                                    2005
                                                                  -------


          Net loss as reported                                    $(2,213)
          Total stock-based employee compensation
          determined under fair value based method
          for all awards                                             (302)
                                                                  -------

          Pro forma net loss                                      $(2,515)
                                                                  =======

          Net loss per share:

          Basic and diluted as reported                           $ (0.15)
                                                                  =======

          Basic and diluted pro-forma                             $ (0.17)
                                                                  =======

          Under SFAS 123, the fair market value of each option grant is estimated on the date of grant using the "Black-Scholes option pricing" method with the following weighted-average assumptions:(1) expected life of 4.5 years (2005 - 5, 2004 - 5); (2) dividend yield of 0% (3) expected volatility of 96% (2005 - 133%, 2004 - 147% ) and (4)
          risk-free interest rate of 5.1% (2005 - 4.1%, 2004 - 3.1%).

     r.   Advertising expenses:

          Advertising expenses are charged to the statements of operations as incurred. Immaterial advertising expenses were incurred in 2006 and 2005.

     S.   Recent accounting pronouncements:

          SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an Amendment of FASB SFAS 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application permitted. Accordingly, the Company is to adopt SFAS 155 on January 1, 2007. The adoption of SFAS 155 is not expected to have any effect on the Company's financial position or results of operations. In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value, and enhance disclosures about fair value measurements. The measurement and disclosure requirements are effective for the company beginning in the first quarter of fiscal year 2008. The company is currently evaluating the impact that SFAS No. 157 will have on its financial statements.

          In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value, and enhance disclosures about fair value measurements. The measurement and disclosure requirements are effective for the company beginning in the first quarter of fiscal year 2008. The Company is currently evaluating the impact that SFAS No. 157 will have on its financial statements.

          In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS No. 159). SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted. The Company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

          In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" (FIN 48). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company is still assessing the impacts of the adoption of FIN 48.

NOTE 3: OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                DECEMBER 31,
                                   2006
                                   ----

     Government authorities        $ 67
     Prepaid expenses                66
     Other                          304
                                   ----

                                   $437
                                   ====

NOTE 4: INVENTORIES

                                           DECEMBER 31,
                                              2006
                                              ----

     Raw materials, parts and supplies        $266
     Work in progress                            -
     Finished products                         241
                                              ----

                                              $506
                                              ====

NOTE 5: PROPERTY AND EQUIPMENT, NET

                                               DECEMBER 31,
                                                  2006
                                                  ----
     Cost:
        Computers and peripheral equipment        $619
        Office furniture and equipment             133
        Leasehold improvements                     118
                                                  ----

                                                   870
                                                  ----
     Accumulated depreciation:
        Computers and peripheral equipment         371
        Office furniture and equipment              35
        Leasehold improvements                     117
                                                  ----

                                                   523
                                                  ----

     Depreciated cost                             $347
                                                  ====

     Depreciation expenses for the years ended December 31, 2006 and 2005, amounted to $ 89 and $ 115, respectively.

NOTE 6: ACCRUED SEVERANCE PAY

     Under Israeli law and labor agreements, the Company is required to make severance payments to its dismissed employees and employees leaving its employment in certain other circumstances. The Company's severance pay obligation to its employees, which is calculated on the basis of the salary of the employee for the last month of the reported period multiplied by the years of such employee's employment, is reflected by the accrual presented in the balance sheet.

     Severance pay expenses amounted to $64 and $57 for the years ended December 31, 2006 and 2005, respectively.

NOTE 7: CONVERTIBLE NOTE

     ISSUANCE OF CONVERTIBLE NOTES

     On September 30, 2005, the Company completed a private placement of convertible notes ("Convertible notes"), in the aggregate principal amount of $6,000 pursuant to the Securities Purchase Agreement as of such date between the Company and certain investors ("the Investors").

     The Convertible notes are unsecured and will become due on September 30, 2010, as may be extended at the option of the Investors in certain circumstances. Prior to maturity, the Convertible notes will be interest-only, with interest payments due quarterly at the rate of 4% per year.

     The Convertible notes are convertible initially into 2,000,000 shares of the Company's common stock at an initial conversion price per share of $3.00, subject to full ratchet anti-dilution protection with respect to any future stock issuances below such conversion price. Through July 24, 2007, the Investors will have the right to participate up to one-third with any subsequent equity or equity-linked capital raising by the Company.

     In accordance with the issuing of the convertible notes, the Company accrued issuance charges in the amount of $696, to be amortized over a five-year period.

     The Company shall have the right to require that all of the outstanding Convertible notes be redeemed at a price equal to 125% of the sum of (i) the remaining principal, (ii) accrued and unpaid interest with respect to such principal and (iii) accrued and unpaid late charges with respect to such principal and interest, if a merger or acquisition, pursuant to which holders of common stock are to receive consideration consisting solely of cash, is consummated at any time while the Convertible notes remain outstanding and certain other conditions are met. Furthermore, anti-dilution protection and participation right will terminate if the Company is acquired by a publicly traded corporation having an equity market capitalization exceeding $150,000 and certain other conditions are met.

     The Company may require the Investors to convert all or any portion of the convertible notes into shares of common stock if the volume weighted average price of the common stock exceeds (i) $6.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2006 or (ii) $5.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2007 and certain other conditions are met.

     The agreements also include certain covenants, including covenants prohibiting the Company, subject to certain exceptions, from incurring debt, unless such debt does not, as of the date on which it is incurred, exceed three times LTM EBITDA. The convertible notes also include covenants against paying dividends, making redemptions and incurring liens, subject to certain exceptions.

     The Company determined that the Convertible notes contained embedded derivatives. Derivatives instruments are contractual commitments or payment exchange agreements between counterparties that derive their value from an underlying asset, liability or equity, depending on their characteristics. The Company determined each derivative component should be recorded as a liability. The Company valued the derivative components using Black Scholes model. The value of the derivatives as of December 31, 2006 and 2005 is $380 and $966, respectively. The derivatives will be revalued at each reporting period.

     ISSUANCE OF WARRANTS TO PURCHASE CONVERTIBLE NOTES

     The Investors were granted the option to invest an additional $1,250 through the purchase of additional convertible notes at a conversion price of $3.60 per share.

     The Company assessed the characteristics of the warrants to purchase Convertible notes and determined that they should be recorded as a liability and valued by using Black Scholes model. The value of the warrants as of December 31, 2006 and 2005 is $152 and $296, respectively. The warrants will be revalued at each reporting period.

     As a result of recording the warrants and the derivative instruments at fair value at the date of issuance, the Company recorded a discount in the amount of $1,352, which will be amortized over a 5-year period.

                              DECEMBER 31,
                                 2006
                                -------

     Convertible note           $ 6,000
     Discount                    (1,014)
     Bifurcated embedded            380
     Warrants                       152
                                -------

                                $ 5,518
                                =======

NOTE 8: COMMITMENTS AND CONTINGENT LIABILITIES

     a.   Lease commitments:

          The Company leases its facilities and certain motor vehicles under various operating lease agreements, which expire on various dates, the latest of which is in 2007. The annual minimum future rental payments under non-cancelable operating leases as of December 31, 2006, are as follows:

          YEAR ENDED DECEMBER 31,

          2007                                            $  101
                                                          ------

                                                          $  101
                                                          ======


          Total rent expenses for the years ended December 31, 2006 and 2005, were approximately $ 118 and $ 74, respectively.

          Motor vehicle lease expenses for the years ended December 31, 2006 and 2005 were approximately $ 64 and $ 47, respectively.

     b.   Charges and guarantees:

          The Company obtained bank guarantees in the amount of $ 9, to secure its lease commitments.

     c.   Other contingencies:

          On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel-Aviv-Jaffa against Supercom Ltd. (InkSure Delaware's, former parent company) and InkSure Ltd. seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes inter alia: (a) a breach of a confidentiality agreement between the plaintiff and Supercom; (b) unjust enrichment of Supercom and InkSure Ltd; (c) breach of fiduciary duties owed to the plaintiff by Supercom and InkSure Ltd.; and (d) a tort of misappropriation of trade secrets and damages to the plaintiff's property. Secu-Systems seeks, among other things, an injunction and a 50% share of profits from the printing method at issue. In 2004 all parties submitted their arguments to the court.

          On March 15, 2006, the court rendered a decision (i) denying the claim for breach of contract; (ii) finding that there was a misappropriation of a trade secret, but not assessing any damages with respect thereto;
          (iii) requiring the defendants to cease all activity involving the use of any confidential information; and (iv) awarding the plaintiff reimbursement of the costs of the litigation in the amount of NIS 130K ($30.8), plus interest and VAT, which the defendants had split equally. The Company recorded a provision of NIS 65K ($15.4).

          Both the plaintiff and the defendants have filed an appeal to the court's decision, and the parties are awaiting the court's decision.

     d.   European commission grants:

          The Company has received non-royalty-bearing grants amounted to $91 from the European commission. During the years ended 31, December 2006 and 2005, the Company recognized income of $85 and $6, respectively. These grants are recognized at the time the Company is entitled to such grants on the basis of the costs incurred and included as a reduction in research and development expenses.

NOTE 9: STOCK CAPITAL

     a.   Stockholders' rights:

          Shares of Common stock confer upon the holders right to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if and when declared.

     b.   Private placements:

          In March 2004, the Company entered into an investment agreement with certain investors. In April 2004, under the agreement, the Company issued in a private placement 1,904,412 units with each unit consisting of a share of Common stock and a five-year warrant to purchase a share of Common stock at an exercise price of $ 1 per share. The price per unit was $ 0.68 with net proceeds to the Company of $ 1,267 (net of issuance expenses).

          In July 2004, the Company entered into an additional investment agreement with certain investors. According to the agreement, the Company issued in a private placement an aggregate of 1,125,000 of shares of Common stock, at a price per share equal to $ 1 with gross proceeds to the Company of $ 1,112 (net of issuance expenses).

     c.   Stock options:

          On August 24, 2001, the board of directors of InkSure Delaware adopted the 2001 Employee Stock Option Plan ("the 2001 Plan"). Under the 2001 Plan 600,000 shares have been reserved for issuance upon the exercise of options granted thereafter. The 2001 Plan will remain in effect until August 24, 2007.

          According to the merger agreement and according to the approval of the board of directors of InkSure Technologies Inc., all outstanding option agreements (as mentioned above) have been replaced with new options agreements in accordance with the Company's 2002 stock option plan ("the 2002 Plan").

          The terms and conditions of the 2002 Plan relating to vesting periods and exercise prices are the same as in the 2001 Plan.

          Under the 2002 Plan, up to 3,500,000 options may be granted to officers, directors, employees and consultants of the Company.

          The options vest ratably over a period of up to four years, commencing with the date of grant. The options generally expire no later than five years from the date of grant. Any options, which are forfeited or cancelled before expiration, become available for future grants.

          As of December 31, 2006, an aggregate of 749,850 options are still available for future grant under the Company's stock option plans.

          The following is a summary of the Company's stock options granted among the various plans:

                                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------------------
                                                                2006                            2005
                                                      -----------------------         -----------------------
                                                                       WEIGHTED                        WEIGHTED
                                                                       AVERAGE                         AVERAGE
                                                        AMOUNT         EXERCISE        AMOUNT          EXERCISE
                                                      OF OPTIONS        PRICE        OF OPTIONS         PRICE
                                                      ---------         -----         ---------         -----
Outstanding at beginning of year *)                   2,451,494         $0.98         2,055,294         $1.00

   Granted                                              671,000         $2.41           400,000         $1.32
   Exercised                                           (249,283)        $1.07                 -
   Forfeited                                           (432,344)        $1.20            (3,800)        $1.20
                                                     ----------                      ----------

Outstanding at end of year                            2,440,867         $1.41         2,451,494         $0.98
                                                     ==========         =====        ==========         =====

Exercisable at end of year                            1,780,500         $1.14         1,706,962         $0.92
                                                     ==========         =====        ==========         =====

          *) Include 300,480 options, which the Company has finalized their validity, to purchase 300,480 shares of InkSure Delaware common stock. Those options were issued in 2001, at an exercise price of $0.50 per share and the Company has agreed to convert the options into options to purchase shares of the Company's common stock.

     c.   Stock options (Cont.):

          The options outstanding as of December 31, 2006, have been separated into ranges of exercise price as follows:

                                                                                       WEIGHTED
                          OPTIONS        WEIGHTED                       OPTIONS         AVERAGE
                        OUTSTANDING      AVERAGE       WEIGHTED      EXERCISABLE       EXERCISE
    RANGE OF               AS OF        REMAINING      AVERAGE          AS OF          PRICE OF
    EXERCISE            DECEMBER 31,   CONTRACTUAL     EXERCISE      DECEMBER 31,       OPTIONS
     PRICE                  2006       LIFE (YEARS)     PRICE            2006         EXERCISABLE
    --------             ---------         ----         -----         ---------         -----
$    0.8 - 1.35          1,683,867         1.80         $1.02         1,498,507         $0.99
$    1.45 - 2.56           802,400         3.55         $2.22           295,993         $1.97
                         ---------         ----         -----         ---------         -----

                         2,440,867         2.38         $1.41         1,774,500         $1.14
                         =========         ====         =====         =========         =====

          The company recognized compensation expenses of $891and $46 for the year ended December 31, 2006 and 2005.

     d.   Stock warrants:

          The Company has issued warrants, as follows:

                          OUTSTANDING                     EXERCISABLE
                             AS OF                           AS OF
                          DECEMBER 31,                    DECEMBER 31,
ISSUANCE DATE                2006        EXERCISE PRICE      2006         EXERCISABLE THROUGH
-------------                ----        --------------      ----         -------------------
July 2002 (1)              1,282,614         $2.17         1,282,614         July 2007
September 2002 (1)           108,695         $2.17           108,695         September 2007
September 2002 (2)           277,772         $1.61           277,772         September 2007
April 2004 (3)             1,794,118         $1.00         1,794,118         April 2009
March 2005(4)                 50,000         $1.40            50,000         March 2015
June 2006 (5)                100,000         $1.60           100,000         June 2011
                           ---------                       ---------

                           3,613,199                       3,613,199
                           =========                       =========

          (1)  Issued to investors in the 2002 private placement.

          (2)  Issued to underwriters of the 2002 private placement.

          (3)  Issued to investors in the 2004 private placement.

          (4)  Issued to a consultant of the company

          (5)  Issued to a consultant of the company

     e.   Dividends:

          In the event that dividends are declared in the future, such dividends will be paid in U.S. dollars.

          The Company does not intend to pay cash dividends in the foreseeable future.

NOTE 10: TAXES ON INCOME

     a. Measurement of taxable income under the Income Tax Law (Inflationary Adjustments), 1985:

          The results for tax purposes of the Israeli subsidiary are measured in terms of earnings in NIS, after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities at the Israeli subsidiary.

     b.   Deferred income taxes:

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       ---------------------
                                                        2006           2005
                                                       -------       -------

Net operating loss carryforward                        $ 2,531       $ 2,706
Other deductions for tax purposes                          182           249
                                                       -------       -------

Net deferred tax asset before valuation allowance        2,713         2,955
Valuation allowance                                     (2,713)       (2,955)
                                                       -------       -------

Net deferred tax asset                                 $     -       $     -
                                                       =======       =======

          The Company has provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

          Net loss consists of the following:

                       YEAR ENDED DECEMBER 31,
                        ---------------------
                         2006          2005
                        -------       -------

          Domestic      $(1,577)      $(1,005)
          Foreign        (1,535)       (1,208)
                        -------       -------

                        $(3,112)      $(2,213)
                        =======       =======

     c. On July 24, 2002, Amendment 132 to the Israeli Income Tax Ordinance ("the Amendment") was approved by the Israeli parliament and came into effect on January 1, 2003. The principal objectives of the Amendment were to broaden the categories of taxable income and to reduce the tax rates imposed on employees income.

          The material consequences of the Amendment applicable to the Israeli subsidiary include, among other things, imposing tax upon all income of Israel residents, individuals and corporations, regardless of the territorial source of income and certain modifications in the qualified taxation tracks of employee stock options.

     d.   Tax loss carryforwards:

          Net operating loss carryforwards as of December 31, 2006 are as follows:

          Israel                                  $ 5,564
          United States *)                          6,017
                                                  -------

                                                  $11,581
                                                  =======

          Net operating losses in Israel may be carried forward indefinitely. Net operating losses in the U.S. are available through 2024.

          *) Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

     e. The main reconciling items between the statutory rate of the Company and the effective tax rate are the non-recognition of tax benefits from the accumulated net operating losses carryforward among the two subsidiaries due to the uncertainty of the realization of such tax benefits.

     f.   Reduction in corporate tax rate:

          On July 25, 2005 an amendment to the Israeli tax law was approved by the Israeli parliament, which reduces the tax rates imposed on Israeli companies to 31% for 2006. This amendment states that the corporate tax rate will be further reduced in subsequent tax years as follows: in 2007 29%, in 2008 27%, in 2009 26% and thereafter 25%. This change does not have a material effect on the Company's financial statements.

NOTE 11: FINANCIAL INCOME (EXPENSES), NET

                                                      YEAR ENDED DECEMBER 31,
                                                        -----------------
                                                        2006         2005
                                                        -----       -----

Interest, bank charges and fees, net                    $ (99)      $  (7)
Foreign currency translation differences                  (26)         12

Non cash income (expenses) related to
  convertible notes, net                                  315         (11)
                                                        -----       -----

                                                        $ 190       $  (6)
                                                        =====       =====

NOTE 12: MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

     The Company manages its business on a basis of one reported operating segment: Security Solutions (see Note 1 for a brief description of the Company's business). Total revenues are attributed to geographic areas based on the location of the end customers. This data is presented in accordance with Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SFAS No. 131").

     The following data presents total revenue for the years ended December 31, 2006 and 2005, based on the customer's location and long-lived assets as of December 31, 2006 and 2005:

                               2006                    2005
                        ------------------      ------------------
                        TOTAL     LONG-LIVED     TOTAL    LONG-LIVED
                       REVENUES     ASSETS      REVENUES    ASSETS
                        ------      ------      ------      ------

     United States      $1,273      $  293      $1,215      $  301
     Export:
        Israel               8         324           -         307
        Turkey             514           -         407           -
        Other              207           -           4           -
                        ------      ------      ------      ------

                        $2,002      $  617      $1,626      $  608
                        ======      ======      ======      ======

     Major customer data as a percentage of total revenues, is as follows:

                                YEAR ENDED DECEMBER 31,
                                   --------------
                                   2006      2005
                                   ----      ----

     Customer A                     41%      42%
     Customer B                     19%      17%
     Customer C                     17%      31%
     Customer D                     10%       *

     * Represent a percentage lower than 10%

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     On April 14, 2005, we decided to dismiss Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global, as our independent auditor and on April 14, 2005 we decided to engage Brightman Almagor & Co., Certified Public Accountants, a member firm of Deloitte Touche Tohmatsu, to audit our financial statements for each of 2005 and 2006 fiscal years and, per our request, Brightman Almagor & Co. was also engaged to conduct an audit of our financial statements for the 2004 fiscal year. Our Audit Committee approved the decision. The dismissal of Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global, was effective upon completion of its work related to our audited financial statements that were filed in connection with our Form 10-KSB for 2004 fiscal year that we filed with the Securities and Exchange Commission on March 30, 2005.

     The reports of Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global, on our financial statements for the years ended December 31, 2003 and December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our last three fiscal years and any subsequent period through the date of dismissal, there were no disagreement(s) between us and Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

     During our two most recent fiscal years ended December 31, 2004, we did not consult with Brightman Almagor & Co., Certified Public Accountants, a member firm of Deloitte Touche Tohmatsu, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Consistent with the Delaware General Corporate Law, or the DGCL, Article VII of our By-Laws provides that we shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, without more, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     We must indemnify a director, officer, employee or agent of ours who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent of us, against expenses actually and reasonably incurred by them in connection with the defense.

     We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified us.

     The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of us, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not we have the authority to indemnify them against such liability and expenses. Presently, we do carry such insurance.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne by us. Such expenses, with the exception of the Securities and Exchange Commission registration fee, are estimates

ITEM                                                               AMOUNT
                                                                 ---------

Securities and Exchange Commission Registration Fee             $   653.38
Accounting Fees, Legal Fees and Expenses*                       $   20,000
Costs of Printing and Engraving*                                $    1,500
Federal and State Taxes and Fees*                               $    5,000
Transfer Agent Fees*                                            $        0
Listing Fees*                                                   $    1,000
Miscellaneous Expenses*                                         $    5,000
                                                                ----------
Total                                                           $33,153.38

*Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     We consummated the following equity transactions, each exempt from the registration requirements under Section 4(2) and Regulation D of the Securities Act with accredited investors (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder, or the Securities Act:

SEPTEMBER 2002 PRIVATE PLACEMENT OF UNITS

     In the third quarter of the fiscal year ended December 31, 2002, InkSure Delaware received gross proceeds of $6,700,000 in three tranches, with the third tranch closing on September 6, 2002, from the private sale to investors of 67 units, with each unit consisting of 62,112 shares of InkSure Delaware common stock and a five-year warrant to purchase 21,739 shares of InkSure Delaware common stock at a price of $2.17 per share. In the aggregate this represented a sale to the investors of 4,161,505 shares of common stock and warrants to purchase 1,456,513 shares of common stock, which at the time represented approximately 43% of InkSure Delaware's outstanding common stock on a fully diluted basis. In connection with the merger of InkSure Delaware with our wholly-owned subsidiary, all of the shares of InkSure Delaware common stock issued in the private placement were exchanged for shares of our common stock and all warrants to purchase shares of InkSure Delaware common stock were converted into warrants to purchase shares of our common stock. Commonwealth Associates, L.P. acted as the placement agent in such private placement.

     In connection with the September 2002 private placement, InkSure Delaware paid Commonwealth Associates, L.P., a registered broker-dealer, a $569,500 cash fee and issued three five-year warrants to purchase an aggregate of 550,933 shares of InkSure Delaware common stock at a price of $1.61 per share. In connection with the merger of InkSure Delaware with our wholly-owned subsidiary these warrants to purchase shares of InkSure Delaware common stock were converted into warrants to purchase shares of our common stock. In December 2002, Commonwealth distributed these warrants to certain of its employees and affiliates.

APRIL 2004 PRIVATE PLACEMENT OF UNITS

     On April 8, 2004, we closed the sale of $1,295,000 of units in a private placement to accredited investors, at a price per unit equal to $0.68, which was 85% of the average of the last reported bid and ask prices for the 30 business days prior to the date of the closing of such private placement. Each unit sold consisted of: (i) one share of our common stock, and (ii) a five-year warrant to purchase one share of our common stock at an exercise price of $1.00 per share.

JULY 2004 PRIVATE PLACEMENT OF COMMON STOCK

     On July 19, 2004, we closed a private placement of $1,125,000 of shares of our common stock to accredited investors at the price of $1.00 per share.

MARCH 2005 WARRANT ISSUANCE

     On March 15, 2005, in connection with services rendered to us by us Mr. Jerry Falkner, we issued a warrant to Mr. Falkner to purchase up to 50,000 shares of our common stock. The warrant will expire in 10 years and has an exercise price of $1.40 per share.

SEPTEMBER 2005 PRIVATE PLACEMENT OF CONVERTIBLE NOTES

     On September 30, 2005, we closed the sale of convertible notes in the aggregate principal amount of $6,000,000 in a private placement to accredited investors, at a conversion price of $3.00 per share.

     The convertible notes issued by us in the private placement are unsecured and will become due on September 30, 2010, and may be extended at the option of the investors in certain circumstances. Prior to maturity, the convertible notes will be interest-only, with interest payments due quarterly at the rate of 4% per year.

     The convertible notes are convertible initially into 2,000,000 shares of our common stock at an initial conversion price per share of $3.00, subject to full ratchet anti-dilution protection with respect to any future stock issuances below such conversion price. For the first 18 months following the effectiveness of the registration statement covering the shares of common stock underlying the convertible notes (which was declared effective by the Securities and Exchange Commission on January 24, 2006), the investors will have the right to participate up to one-third with any subsequent equity or equity-linked capital raising by us.

     The investors were granted the option to invest an additional $1,250,000 through the purchase of additional convertible notes at a conversion price of $3.60 per share.

ITEM 27. EXHIBITS

     The following exhibits are filed with this registration statement, or incorporated by reference as noted:

EXHIBIT NO.    DESCRIPTION

2.1 Agreement and Plan of Merger, dated July 5, 2002, by and among the Company, LILM Acquisition and InkSure Delaware (previously filed as exhibit A to the Company's Definitive Information Statement on Schedule 14C filed with the Commission on October 8,
               2002).

2.2 Agreement and Plan of Merger, dated July 3, 2003, by and among the Registrant and InkSure Technologies (Delaware) Inc. (Incorporated by reference to the Registrant's Periodic Report on Form 8-K, filed with the SEC on July 22, 2003).

3.1 Certificate of Change in Number of Authorized Shares of Class and Series of the Company (previously filed as exhibit 3.1 to the Company's Current Report filed on Form 8-K with the Commission on November 8, 2002).

3.2 Certificate of Amendment of Articles of Incorporation of the Company (previously filed as exhibit 3.2 to the Company's Current Report filed on Form 8-K with the Commission on November 8,
               2002).

3.3 Articles of Incorporation of the Company (previously filed as exhibit 3.1 to the Company's General Form of Registrants of Securities of Small Business Issuers filed on Form 10-SB with the Commission on June 10, 1998).

3.4            Amendment to By-Laws of the Company (previously filed as exhibit
               3.4 to the Company's Quarterly Report on Form 10-QSB filed with the Commission on November 14, 2002).

3.5 By-Laws of the Company (previously filed as exhibit 3.2 to the Company's General Form of Registrants of Securities of Small Business Issuers filed on Form 10-SB with the Commission on June 10, 1998).

4.1 Form of Convertible Note (previously filed as exhibit 4.1 to the Company's Current Report filed on Form 8-K with the Commission on October 30, 2005).

5.1** Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (to be filed by amendment).

10.1 2002 Employee, Director and Consultant Stock Option Plan (previously filed as exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB filed with the Commission on November 14,
               2002).

10.2 Employment Agreement, dated as of July 13, 2006, by and among the Company and Mickey Brandt (previously filed as exhibit 10.1 to the Company's Current Report filed on Form 8-K with the Commission on July 19, 2006).

10.3 Securities Purchase Agreement, dated as of September 30, 2005, by and among the Company and the buyers listed therein (previously filed as exhibit 10.1 to the Company's Current Report filed on Form 8-K with the Commission on October 30, 2005).

10.4 Registration Rights Agreement, dated as of September 30, 2005, by and among the Company and the investors listed therein (previously filed as exhibit 10.2 to the Company's Current Report filed on Form 8-K with the Commission on October 30, 2005).

10.5 Irrevocable Transfer Agent Instruction Letter dated September 30, 2005 from the Company to Pacific Stock Transfer Company (previously filed as exhibit 10.3 to the Company's Current Report filed on Form 8-K with the Commission on October 30, 2005).

16.1 Letter from Kost, Forer, Gabbay & Kasierer, a member of Ernst and Young Global. (Incorporated by reference to the Registrant's Periodic Report on Form 8-K, filed with the SEC on April 14,
               2005).

21.1 Subsidiaries of the Registrant. (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2005).

23.1* Consent of Brightman Almagor & Co., Certified Public Accountants, a member firm of Deloitte Touche Tohmatsu.

23.2*          Consent of Yossi Avraham, Arad & Co.

24*            Power of Attorney (included in signature page).

----------

* Filed herewith

** To be filed by amendment

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

     Each prospectus filed pursuant to Rule 424(b) ($230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ($230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 15, 2007.

                                           INKSURE TECHNOLOGIES INC.

Date: May 15, 2007
                                           By: /s/ Elie Housman
                                           --------------------
                                           Elie Housman, Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of InkSure Technologies Inc., hereby severally constitute and appoint Elie Housman and/or Mickey Brandt our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for each of them and in each of their names, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting each of such persons as attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the registration statement, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

     SIGNATURE                             TITLE                       DATE
     ---------                             -----                       ----

/s/ Elie Housman                    Chief Executive Officer,        May 15, 2007
--------------------------          Chairman and Director
Elie Housman

/s/ Mickey Brandt                   Chief Financial Officer         May 15, 2007
--------------------------
Mickey Brandt

/s/ Yaron Meerfeld                  Chief Operating Officer         May 15, 2007
--------------------------          and Director
Yaron Meerfeld

/s/ Philip M. Getter                Director                        May 15, 2007
--------------------------
Philip M. Getter

/s/ Randy F. Rock                   Director                        May 15, 2007
--------------------------
Randy F. Rock

/s/ Albert Attias                   Director                        May 15, 2007
--------------------------
Albert Attias

/s/ David W. Sass                   Director                        May 15, 2007
--------------------------
David W. Sass

/s/ Pierre L. Schoenheimer          Director                        May 15, 2007
--------------------------
Pierre L. Schoenheimer

/s/ Samuel N. Seidman               Director                        May 15, 2007
--------------------------
Samuel N. Seidman


                                     S - 2